UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SHUTTERSTOCK, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118
April 28, 2016
Dear Stockholders:
We are pleased to invite you to attend our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) to be held on Tuesday, June 7, 2016 at 10:00 a.m., local time, at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118.
Details regarding admission to the meeting and the business to be conducted are described in this proxy statement and in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail if you held shares as of April 20, 2016. We have also made available a copy of our 2015 Annual Report to Stockholders (the “2015 Annual Report”) with this proxy statement. We encourage you to read our 2015 Annual Report. It includes our audited financial statements and provides information about our business.
Your vote is important. Whether or not you plan to attend the 2016 Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive or received printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, the accompanying proxy card, or the Notice you received in the mail.
Also, please let us know if you plan to attend our 2016 Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive or received printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.
Thank you for your ongoing support of, and continued interest in, Shutterstock. We look forward to seeing you at our 2016 Annual Meeting.

Sincerely,

Jonathan Oringer Founder, Chief Executive Officer and Chairman of the Board

Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118
April 28, 2016
NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2016
Shutterstock, Inc. will hold its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) at its principal executive offices, located at 350 Fifth Avenue, 21st Floor, New York, New York 10118, on Tuesday, June 7, 2016 at 10:00 a.m., local time.
The 2016 Annual Meeting is being held for the following purposes:

1.	to elect the two nominees for director named in this proxy statement, each to serve as a Class I director for a three‑year term expiring at the 2019 Annual Meeting of Stockholders;

2.	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

3.	to approve an amendment and restatement of the 2012 Omnibus Equity Incentive Plan;

4.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	to transact such other business that is properly presented at the 2016 Annual Meeting and any adjournments or postponements thereof.
You can find more information, including the nominees for director, in the attached proxy statement. Our Board of Directors recommends that you vote in favor of each of proposals one, two, three, and four as outlined in the attached proxy statement.

Our Board of Directors has selected April 20, 2016 as the record date for determining stockholders entitled to vote at the 2016 Annual Meeting. A list of stockholders as of that date will be available for inspection at the 2016 Annual Meeting and during ordinary business hours at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118 for ten days before the 2016 Annual Meeting.
We have elected to provide our stockholders with access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to access the information they need, while reducing the environmental impact of our 2016 Annual Meeting. Accordingly, on or about April 28, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on April 20, 2016, the record date for the 2016 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.cesvote.com (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1 (888) 693-8683 (have your Notice or proxy card in hand when you call);

•	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•	Vote in person at the 2016 Annual Meeting.

Your vote is very important. Whether or not you plan to attend the 2016 Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Questions and Answers About the Proxy Materials and the 2016 Annual Meeting” beginning on page 2 of this proxy statement or, if you requested to receive or received printed proxy materials, the enclosed proxy card.
If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

Laurie Harrison Vice President, General Counsel and Secretary

i

ii

SHUTTERSTOCK, INC.
350 Fifth Avenue, 21st Floor
New York, New York 10118

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2016
The Board of Directors (the “Board”) of Shutterstock, Inc. (“we,” “us” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 7, 2016 at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118. You may obtain directions to the location of the 2016 Annual Meeting by contacting our Investor Relations department at IR@shutterstock.com.
On or around April 28, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 20, 2016 (the “Record Date”), other than to those stockholders who previously requested electronic or paper delivery of proxy materials. The Notice directs stockholders to a website where they can access our proxy materials, including this proxy statement and our 2015 Annual Report to Stockholders (the “2015 Annual Report”). Stockholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive paper copies of our proxy materials or to receive our proxy materials electronically, you will continue to receive access to those materials through the method you requested until you elect otherwise.
The 2015 Annual Report, which contains our consolidated financial statements for the fiscal year ended December 31, 2015, accompanies this proxy statement. You also may obtain a copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 (the “2015 Form 10‑K”) that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by contacting our Investor Relations department at the above street address or at IR@shutterstock.com. The 2015 Form 10‑K is also available in the “Investor Relations” section of our website at http://investor.shutterstock.com. Our website and the information contained therein are not incorporated into this proxy statement. If you would like us to send you a copy of any of the exhibits listed on the exhibit index of our 2015 Form 10‑K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit. This proxy statement and our 2015 Form 10-K are also available free of charge on the SEC’s website at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2016:
THIS PROXY STATEMENT AND THE 2015 ANNUAL REPORT ARE
AVAILABLE AT
http://www.viewproxy.com/shutterstock/2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2016 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board has made these materials available to you on the Internet, or, upon your request, has delivered printed or emailed electronic proxy materials to you, in connection with the solicitation of proxies for use at the 2016 Annual Meeting, which will take place on Tuesday, June 7, 2016 at 10:00 a.m., local time, at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118. As a holder of our common stock on April 20, 2016, you are invited to attend the 2016 Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	this proxy statement for the 2016 Annual Meeting;

•	the 2015 Annual Report; and

•	the proxy card or a voting instruction form for the 2016 Annual Meeting.

Q:	Who is soliciting my proxy?

A:
The Board is sending you this proxy statement in connection with the Board’s solicitation of proxies for use at the 2016 Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, fax or in person.

In addition, we have retained Alliance Advisors, L.L.C., or Alliance, to assist us with the distribution of proxy materials and vote solicitation.

Q:	Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock in accordance with applicable rules.

Pursuant to our agreement with Alliance, we will pay Alliance approximately $8,000 plus expenses for the solicitation services being provided in connection with the 2016 Annual Meeting.

Q:	What am I voting on?

A:
You will be voting on four proposals. Proposal One is to elect each of Jonathan Oringer and Jeffrey Lieberman to the Board, each to serve as a Class I director for a three‑year term ending at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).

Proposal Two is to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
Proposal Three is to approve an amendment and restatement of our 2012 Omnibus Equity Incentive Plan (the “2012 Plan”).
Proposal Four is to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, or fiscal 2016.

Q:	Who can vote?

A:
Only our stockholders of record at the close of business on April 20, 2016, the Record Date, may vote. Each share of our common stock outstanding on that date is entitled to one vote on all matters to come before the 2016 Annual Meeting.

Q:	Why did I receive a one‑page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2015 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	How can I access the proxy materials over the Internet?

A:	The Notice, proxy card or voting instruction form you receive will contain instructions on how to:

•	view our proxy materials for the 2016 Annual Meeting on the Internet and vote your shares; and

•	instruct us to send our future proxy materials to you either by mail or electronically by email.
Our proxy materials are also available for viewing at http://www.viewproxy.com/shutterstock/2016.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Q:	What is the difference between a stockholder of record and a “street name” holder?

A:	If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record for those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.

Q:	How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote in person, please bring a form of identification, such as a valid driver’s license or passport, and proof that you were a stockholder as of April 20, 2016, and we will give you a ballot when you arrive. To vote by proxy, please vote in one of the following ways:

•	Via the Internet. You may vote through the Internet by following the instructions provided in the Notice, proxy card or voting instruction form.

•	By Telephone. Stockholders located in the United States may vote by calling the toll‑free number provided in the Notice, proxy card or voting instruction form.

•	By Mail. If you requested and received printed copies of your proxy materials by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the 2016 Annual Meeting and want to vote in person; by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline by sending our Secretary written notice of your revocation at Shutterstock, Inc., Attention: Secretary, 350 Fifth Avenue, 21st Floor, New York, New York 10118, by submitting a later‑dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option (“For” or “Withhold” (for each director nominee in Proposal One) and “For,” “Against” or “Abstain” (for Proposals Two, Three and Four)) in order for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR the election of each of the nominees for director, FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement, FOR approval of the amendment and restatement of our 2012 Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2016.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or requested a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your bank or broker provides. The Notice that was mailed to you has specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the bank, broker, or other nominee’s instructions on how to do so. If you wish to vote in person at the 2016 Annual Meeting, you must obtain and present at the 2016 Annual Meeting a legal proxy from the bank, broker or other nominee holding your shares.

Q:	What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on June 6, 2016. Proxies submitted by mail must be received prior to the start of the 2016 Annual Meeting.

Q:	What constitutes a quorum?

A:
On the Record Date, we had 35,042,285 shares of common stock, $0.01 par value per share, outstanding. Voting can take place at the 2016 Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the 2016 Annual Meeting are present in person or represented by proxy. Abstentions and broker non-votes, as described below, are counted for the purpose of determining a quorum.

Q:	What are abstentions and broker non‑votes and how do they affect voting?

A:	Abstentions ‑ If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item.
Broker Non-Votes ‑ Under the New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of our independent registered public accounting firm. However, on non-routine matters such as the election of directors, the advisory vote on the compensation of our named executive officers and approval of the amendment and restatement of our 2012 Plan, your broker must receive voting instructions from you, as it does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Effect of Abstentions and Broker Non-Votes ‑ For Proposal One, the election of directors, only votes “for” or “withheld” count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the directors. Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of our common stock present at the 2016 Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulation of votes cast on these proposals presented to stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Q:	What vote is needed?

A:
For Proposal One, the two nominees receiving the highest number of votes of the shares present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on Proposal One will be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election. In no case may stockholders cumulate votes for the election of directors.

For Proposal Two, an affirmative vote of the majority of shares present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on Proposal Two is required to approve, on an advisory basis, the compensation of our named executive officers.
For Proposal Three, an affirmative vote of the majority of shares present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on Proposal Three is required to approve the amendment and restatement of our 2012 Plan.
For Proposal Four, an affirmative vote of the majority of shares present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on Proposal Four is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	What happens if a director receives a plurality, but not a majority, of votes cast at the 2016 Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is elected by a plurality of the votes cast but does not receive the vote of at least the majority of the votes cast (i.e., the number of shares voted “for” a director’s election does not exceed 50% of the total number of votes cast with respect to that director’s election, including votes to withhold authority), the director is deemed elected.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) pursuant to Rule 14a‑8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than December 29, 2016. In addition, under our amended and restated bylaws, any proposal for consideration at our 2017 Annual Meeting submitted by a stockholder other than pursuant to Rule 14a‑8 will be considered timely if it is received by Shutterstock’s Secretary at our principal executive offices between the start of business on February 7, 2017 and the close of business on March 9, 2017, and is otherwise in compliance with the requirements set forth in our amended and restated bylaws. If the date of the 2017 Annual Meeting is more than 30 days before or after June 7, 2017 (the one-year anniversary of our 2016 Annual Meeting), notice by the stockholder must be received not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2017 Annual Meeting is first made by Shutterstock. We will disclose any new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by a means reasonably determined to inform stockholders.

Our amended and restated bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. With regards to nominations for director at our 2017 Annual Meeting, the notice must include all information about the nominee that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the nomination is made and their affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S‑K if the stockholder were a “registrant,” all as described in our amended and restated bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our amended and restated bylaws. Our amended and restated bylaws have been publicly filed with the SEC and can also be found on our website at www.shutterstock.com in the Corporate Governance section of our Investor Relations webpage.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our amended and restated bylaws and applicable laws.

Q:	Can I vote on other matters?

A:
We do not expect any matters other than those listed in this proxy statement to come before the 2016 Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a‑4(c) under the Exchange Act, which includes matters that the proxyholders did not know were to be presented at the 2016 Annual Meeting.

Q:	How does the Board select nominees for the Board?

A:
The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to NYSE‑listed companies and other regulatory requirements applicable to us. Please refer to Proposal One-Election of Directors and our Corporate Governance Guidelines for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118.

Q:	How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, with any director, including our Presiding Director, or with the independent directors as a group or any other group of directors by writing to our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, with a request to forward the communication to the intended recipient or recipients. Messages received with such a request will be forwarded to the appropriate director or directors.

Q:	When and where is the 2016 Annual Meeting being held?

A:
The 2016 Annual Meeting will be held on Tuesday, June 7, 2016 at 10:00 a.m., local time, at the principal executive offices of Shutterstock, Inc. at 350 Fifth Avenue, 21st Floor, New York, New York 10118. If you need directions to the 2016 Annual Meeting so that you may attend or vote in person, you may contact our Investor Relations department at IR@Shutterstock.com.

Q:	How can I find the results of the 2016 Annual Meeting?

A:
Preliminary results will be announced at the 2016 Annual Meeting. Final results also will be published in a current report on Form 8‑K to be filed with the SEC within four business days after the 2016 Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8‑K and will provide the final results in an amendment to the Form 8‑K as soon as they become available.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Board; Selection of Nominees
Our certificate of incorporation and amended and restated bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three‑year term. Our Board currently consists of five members, classified into three classes as follows: Jonathan Oringer and Jeffrey Lieberman serve as Class I directors with a term ending at the 2016 Annual Meeting; Jeff Epstein serves as a Class II director with a term ending at the 2017 Annual Meeting; and Thomas R. Evans and Paul J. Hennessy serve as Class III directors with a term ending at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).
Our Nominating and Corporate Governance Committee is charged with identifying, evaluating and recommending director nominees to the full Board. There are no minimum qualifications for director. While we do not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee generally seeks individuals with a wide range of attributes, including international business experience and experience in industries beyond technology. We also look for financial oversight experience, financial community experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event Board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our business and product lines; and knowledge about our industries and technologies. We believe that all of our directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. Each director must also represent the interests of all stockholders.
Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has voted to nominate each of Messrs. Oringer and Lieberman for election to the Board as Class I directors at the 2016 Annual Meeting to serve for a term of three years until the 2019 Annual Meeting, and until their respective successors have been elected and qualified or, if sooner, until their respective death, resignation or removal. Each of the nominees is currently a member of the Board.
The nominees have indicated their willingness to serve if elected. Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our Board and not marked as withholding authority to vote for any of the Class I director nominees will be voted “FOR” the election of the Class I director nominees, unless a nominee is unable or unwilling to serve. If any of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our Board. A plurality of the votes cast in the election of the directors is required to elect each of the nominees to our Board.
Set forth below are the names and ages of these nominees and our other continuing directors, when they became a director, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during at least the past five years. Also set forth below are the specific experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee to conclude that each person should serve as a director. All of our directors have held high‑level positions in companies and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and has the ability to exercise sound judgment.
No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Election for a Three‑Year Term Expiring at the 2019 Annual Meeting

Jonathan Oringer
Age 41. Jonathan Oringer has served as our Founder, Chief Executive Officer and Chairman of the Board since founding the Company in 2003. Prior to founding Shutterstock, Mr. Oringer served as a director of several private companies. Mr. Oringer holds a B.S. in computer science and mathematics from State University of New York at Stony Brook and an M.S. in computer science from Columbia University.

The Board believes that Mr. Oringer’s experience in the commercial digital imagery industry, his experience with entrepreneurial and technology companies and his extensive knowledge of our Company as its founder qualify him to serve as Chairman of our Board.

Jeffrey Lieberman
Age 41. Jeffrey Lieberman has served as a member of our Board since June 2007. Mr. Lieberman is a Managing Director of the private equity and venture capital firm Insight Venture Partners, or Insight, where he has been employed since June 1998. Prior to joining Insight, Mr. Lieberman was a management consultant at the New York office of McKinsey & Company, where he focused on strategic and operating issues in the financial services, technology and consumer products industries. Mr. Lieberman has served on the board of directors of Mimecast, a public company providing security, archiving, and continuity cloud services, since 2012 and on the board of directors of Cvent, Inc., a public event management technology company, since July 2011. Mr. Lieberman also serves as a director of several private companies. Mr. Lieberman holds a BAS in systems engineering and a B.A. in economics from the Engineering School and Wharton School of the University of Pennsylvania, respectively.

The Board believes that Mr. Lieberman’s experience with digital media, entertainment and online technology companies, his extensive knowledge of our Company as one of our original investors, and his service on the boards of directors of other companies qualify him to serve as a member of our Board.

Recommendation of the Board
        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE NOMINEES.

Director Continuing in Office Until the 2017 Annual Meeting

Jeff Epstein
Age 59. Jeff Epstein has served as a member of our Board since April 2012. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011, and has served as a lecturer in the Department of Management Science & Engineering at Stanford University since 2014. From August 2011 through May 2014, Mr. Epstein was a part‑time Senior Advisor at Oak Hill Capital Partners, a private equity firm. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation, the world’s largest enterprise software company, from September 2008 to April 2011. Mr. Epstein has served as a director of The Priceline Group, Inc., a public travel services company, since April 2003 and of Global Eagle Entertainment Inc., a leading worldwide provider of media content, technology and connectivity solutions to the travel industry, since January 2013. Mr. Epstein is currently a director of the non‑profit Kaiser Permanente and of several private companies. Mr. Epstein holds a B.A. from Yale College and an M.B.A. from Stanford University.

The Board believes that Mr. Epstein’s financial and business expertise, including his background as chief financial officer of the world’s largest enterprise software company, and his service as a senior executive at companies in the internet and advertising industries, qualify him to serve as a member of our Board.

Directors Continuing in Office Until the 2018 Annual Meeting

Thomas R. Evans
Age 61. Thomas R. Evans has served as a member of our Board since March 2012. Since January 2014, Mr. Evans has served as Advisor to the Board of Bankrate, Inc., a leading aggregator of financial rate information, and, from March 2004 until December 2013, Mr. Evans served as its President and Chief Executive Officer and a director. Mr. Evans served as a director of Millennial Media, Inc. a public mobile marketplace company, from 2014 to November 2015 and as a director of Future Fuel Corp., a public chemical manufacturing company, from 2005 until September 2015. Mr. Evans has served as a director of Angie's List, Inc., a national local services consumer review service and marketplace, since March 2016, and serves on its compensation committee. Mr. Evans holds a B.S. in business administration from Arizona State University.

The Board believes that Mr. Evans’ business experience, particularly as a senior executive in the internet and media industries, and his service on the board of directors of public companies, qualify him to serve as a member of our Board.

Paul J. Hennessy
Age 51. Paul J. Hennessy has served as a member of our Board since April 2015. Since April 2015, Mr. Hennessy has served as Chief Executive Officer of priceline.com, a provider of online travel and travel related reservation and search services. From November 2011 to March 2015, Mr. Hennessy served as Chief Marketing Officer of Booking.com, an online booking accommodations provider. From July 2006 to October 2011, Mr. Hennessy was Chief Distribution Officer of priceline.com. Mr. Hennessy holds a B.S. in marketing management from Dominican College and an M.B.A. from Long Island University.

The Board believes that Mr. Hennessy’s business experience, particularly as a senior executive with online marketing experience in the internet and travel industries, qualify him to serve as a member of our Board.

Governance of the Corporation
Corporate Governance
We are committed to strong corporate governance, and have adopted policies and practices that comply with or exceed the NYSE listing requirements and the Exchange Act. These policies and practices include:

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the Board has adopted clear corporate governance policies articulated in our Corporate Governance Guidelines, which includes basic director duties and responsibilities. Our Corporate Governance Guidelines can be found through the “Corporate Governance” link on the Investor Relations page on our website at www.shutterstock.com.

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a majority of our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investor Relations page on our website at www.shutterstock.com.

•	all members of our standing Board committees - the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee - are independent.

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the Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, including our executive officers and senior financial officers, and to our directors. Our Code of Business Conduct and Ethics requires, among other things, that all of our directors, officers and employees comply with all laws, avoid conflicts of interest, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Our Code of Business Conduct and Ethics can be found through the “Corporate Governance” link on the Investor Relations page on our website at www.shutterstock.com.

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we have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls and audit concerns, and the Audit Committee has established procedures for anonymous submission of these matters.

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the Board has adopted a policy regarding conflicts of interest and “related‑person transactions” under which all potential conflicts of interest and related‑person transactions must be reviewed and pre‑approved by the Audit Committee. The Audit Committee has determined that certain categories of transactions are pre‑approved under this policy. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information on this policy and the related procedures.

•	the Board conducts a periodic self‑assessment on its effectiveness and the effectiveness of each of its committees.

•	directors are encouraged to attend all stockholder meetings. Four of our six directors serving at that time attended our 2015 Annual Meeting of Stockholders.

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the annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance and legal departments and major business units and operations. The Board’s and committees’ annual agenda includes, among other items, our long‑term strategic plans, periodic reports on progress against long‑term strategic plans, emerging and disruptive technologies, potential acquisition or investment targets, review of risks relevant to our business, capital projects, and evaluation of the performance of our Chief Executive Officer.

Director Independence
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of Messrs. Epstein, Evans, Hennessy and Lieberman, representing four of our five directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Our Board also determined that Messrs. Evans, Epstein and Hennessy, who comprise our Audit Committee (and Steven Berns, our current Chief Financial Officer and former director who served on our Audit Committee at some point during 2015), Messrs. Evans and Hennessy who comprise our Compensation Committee (and Mr. Berns and Jonathan Miller, our former directors, each of whom served on our Compensation Committee at some point during 2015), and Messrs. Epstein and Evans, who comprise our Nominating and Corporate Governance Committee (and Mr. Miller, our former director who served on our Nominating and Corporate Governance Committee at some point during 2015), satisfy or satisfied the independence standards for those committees established by applicable SEC rules and the listing requirements and rules of the NYSE. In making this determination, our Board considered the relationships that each non‑employee director has or had with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non‑employee director.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. These Guidelines address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees and meetings.
Our Corporate Governance Guidelines do not indicate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chairman and the Chief Executive Officer may be filled by either one individual or two individuals. The Board has not separated the positions of Chairman and Chief Executive Officer. Both positions are currently held by Mr. Oringer. In October 2014, the Board appointed Mr. Evans as our “Presiding Director” to preside over non‑management and executive sessions of the Board.
The Board believes that this structure has historically served the Company well and continues to do so by creating a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business, facilitating communication between the Board and our senior management, and providing the Board with direct oversight of our business and affairs. In the Board’s view, separating the positions of Chairman and Chief Executive Officer has the potential to give rise to divided leadership, which could interfere with good decision‑making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chairman and Chief Executive Officer provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chairman/Chief Executive Officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Oringer, who founded the Company in 2003), as compared to a relatively less informed independent Chairman of the Board.
Stockholder Communication with the Board
Stockholders and other interested parties may communicate directly with the Board, with any director, including our Presiding Director, or with the independent directors as a group or any other group of directors by writing to our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, with a request to forward such communication to the intended recipient or recipients. Messages received with such a request will be forwarded to the appropriate director or directors. If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee, as the Secretary deems appropriate or necessary.
Board Meetings
The Board met nine times during 2015, either in person or by teleconference, and took action by unanimous written consent four times. Each current director who served as a director in 2015 attended at least 75% of the aggregate meetings of the Board and of the committees on which he served that were held during 2015, with the exception of Mr. Hennessy, who attended two of the three Audit Committee meetings that were held between August 3, 2015, the date on which he was appointed to the Audit Committee, and the end of 2015. In addition to the meetings of the committees of the Board, which are described below, the non‑employee members of our Board met five times in executive session without members of management present during 2015.

Board Committees and Committee Meetings
We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of our standing committees has a written charter approved by the Board that establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, can be found through the “Corporate Governance” link on the Investor Relations page on our website at www.shutterstock.com. Please note that information on, or that can be accessed through, our website is not part of the proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.
The following table provides information regarding the current membership of each of the Board committees and the number of meetings held by each committee in 2015:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jonathan Oringer
Jeff Epstein			✓
Thomas R. Evans	✓
Paul J. Hennessy	✓	✓
Jeffrey Lieberman
Total meetings in 2015	7	4	1
Committee Chairman
Additionally, Jonathan Miller served as a member of our Compensation Committee until April 2015 and as the chairman of our Nominating and Corporate Governance Committee until his resignation from the Board on November 10, 2015, and Steven Berns served as the chairman of our Audit Committee and as a member of our Compensation Committee until his resignation from the Board in August 2015 in contemplation of his becoming our Chief Financial Officer.
Below is a description of each committee of the Board.
Audit Committee: As more fully set forth in its charter, our Audit Committee assists the Board in its oversight of our corporate accounting and financial reporting process and internal controls over financial reporting. The responsibilities of our Audit Committee include:

•	appointing, approving the compensation of, and assessing the independence of the our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our senior internal audit executive, our independent registered public accounting firm, and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.
From January 1, 2015 until August 3, 2015, the members of our Audit Committee were Steven Berns (Chairman), Jeff Epstein and Thomas R. Evans. Mr. Berns, who has served as our Chief Financial Officer since September 2015, resigned from our Board and all committees on which he served on August 3, 2015 and, since that date, the members of our Audit Committee have been Jeff Epstein (Chairman), Thomas R. Evans and Paul J. Hennessy. The Audit Committee met seven times in 2015. Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under the NYSE listing requirements. The Board has determined that Jeff Epstein is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S‑K under the Exchange Act based upon his experience as Chief Financial

Officer of several companies. The Board has also determined that each of Mr. Evans and Mr. Hennessy is financially literate based upon his familiarity with financial statements.
Compensation Committee: As more fully set forth in its charter, our Compensation Committee assists the Board in the Board’s oversight of the Company’s compensation program by establishing and reviewing policies and practices relating to the compensation and benefits of our executive officers, including establishing goals and objectives relevant to the compensation of our Chief Executive Officer and other executive and senior officers, evaluating the performance of these officers in light of those goals and objectives and determining and approving or recommending for approval the compensation of these officers based on such evaluations. The Compensation Committee also establishes the Company’s general compensation policies and practices and periodically reviews and makes recommendations to the Board regarding the compensation of the Chairman of our Board and non-employee directors. Additionally, the Compensation Committee periodically reviews our incentive-compensation and equity-based plans, makes recommendations to the Board related to the same and administers the issuance of stock options and other awards under our stock plans. The Compensation Committee also reviews and discusses with management the annual Compensation Discussion and Analysis (“CD&A”) disclosure and related tabular presentations for our named executive officers and, based on this review, determines whether to recommend the inclusion of CD&A disclosure in the Company’s annual public filings. The engagement of any compensation consultants, legal counsel or other advisors rests exclusively with our Compensation Committee, which has sole authority to retain and terminate any compensation consultant, counsel or other advisor that it uses.
From January 1, 2015 until April 9, 2015, the members of our Compensation Committee were Thomas R. Evans (Chairman), Steven Berns and Jonathan Miller. From April 9, 2015 until August 3, 2015, the members of our Compensation Committee were Thomas R. Evans (Chairman), Steven Berns and Paul J. Hennessy. In connection with his appointment as our Chief Financial Officer, Mr. Berns resigned from our Board and all committees on which he served on August 3, 2015 and, since that date, the members of our Compensation Committee have been and continue to be Messrs. Evans (Chairman) and Hennessy. Our Compensation Committee met four times in 2015 and took action on seventeen occasions by unanimous written consent, primarily relating to equity grants for newly hired or promoted employees between regularly scheduled meetings of the Compensation Committee. In addition to being independent, each member of our Compensation Committee is a “non‑employee director” for purposes of the Exchange Act and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Nominating and Corporate Governance Committee: As more fully set forth in its charter, our Nominating and Corporate Governance Committee assists the Board by identifying, evaluating and making recommendations regarding candidates for directorships and the composition of our Board. Our Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, on an annual basis, the independence, specific experience, qualification, attributes and skills of Board members, and the skills and characteristics of the Board as a whole, in determining whether to recommend incumbent directors in the class subject to election for reelection and for overseeing a periodic evaluation of the performance of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending our Corporate Governance Guidelines, coordinating oversight of our Code of Business Conduct and Ethics, reviewing our policies regarding conflicts of interest and coordinating review and approval of proposed related party transactions with the Audit Committee, annually reviewing the composition of each committee of the Board and making recommendations to the Board for changes or rotation of committee members, chairmanship of each committee of the Board, the creation of additional Board committees, any changes in committee charters, or the dissolution of Board committees.
From January 1, 2015 until November 10, 2015, the members of the Nominating and Corporate Governance Committee were Jonathan Miller (Chairman), Jeff Epstein and Thomas R. Evans. Mr. Miller resigned from our Board and all committees on which he then served on November 10, 2015 and, since that date, the members of our Nominating and Corporate Governance Committee have been and continue to be Messrs. Evans (Chairman) and Epstein. The Nominating and Corporate Governance Committee met one time in 2015.
The Board’s Role in Risk Oversight
Our Company faces a number of risks, including operational, economic, financial, legal, regulatory and competitive risks. The Board plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation

Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

PROPOSAL TWO
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Under the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd‑Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of our executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation” in this proxy statement, who we refer to as our “named executive officers,” as disclosed in this proxy statement in accordance with the SEC’s rules.
The “Information About Executive and Director Compensation” section of this proxy statement, beginning on page 32, including the section entitled “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to the year ended December 31, 2015.
As we describe in the CD&A, our Board believes that our long‑term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. Our Board believes that its current compensation program achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 32 and the tabular and other disclosures on executive compensation beginning on page 44.
Our Board is asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say‑on‑pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to cast a non‑binding advisory vote “FOR” the following resolution at the 2016 Annual Meeting:
“RESOLVED, that stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders.”
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of us or our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the views expressed by our stockholders, whether through this vote or otherwise, and will take into account the outcome of this vote in considering and making determinations regarding future compensation arrangements.
The affirmative “FOR” vote of a majority of the shares present and entitled to vote at the 2016 Annual Meeting, either in person or represented by proxy, is required to approve the advisory vote on the compensation of our named executive officers.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL TWO.

PROPOSAL THREE
AMENDMENT AND RESTATEMENT OF 2012 OMNIBUS EQUITY INCENTIVE PLAN
Introduction
We are asking stockholders to approve an amendment and restatement of our 2012 Omnibus Equity Incentive Plan, or 2012 Plan, at the 2016 Annual Meeting. Our 2012 Plan was originally adopted by our Board in May 2012 and became effective on October 10, 2012. On April 15, 2016, our Board approved an amendment and restatement of our 2012 Plan, which we refer to as the Amended and Restated 2012 Plan, subject to the approval of our stockholders.
We are not seeking approval for an increase in the number of shares available for issuance under the 2012 Plan. Instead, we are seeking stockholder approval of several material changes to the 2012 Plan that better align the plan with current practices in equity compensation. In addition, we are seeking stockholder approval of the 2012 Plan for the purpose of enabling the Company to grant awards that are not subject to the deduction limitations under Section 162(m) of the Internal Revenue Code, as described below. In particular, we are seeking stockholder approval of the following material amendments to, and material terms included in, the Amended and Restated 2012 Plan:

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an amendment to limit the maximum aggregate value of awards granted under the Amended and Restated 2012 Plan (based on their grant date fair value for financial reporting purposes) and cash payable to any individual non-employee director in any fiscal year to $750,000, subject to exceptions for extraordinary circumstances;

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an amendment to require that, unless otherwise provided in the applicable award agreement, no dividends or dividend equivalents be paid with respect to awards of restricted stock or restricted stock units, as applicable, unless and until the underlying award vests;

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an amendment to provide that any awards made under the Amended and Restated 2012 Plan following its approval by our stockholders will be subject to any clawback policy that the Company may adopt in the future;

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an amendment to permit us, in connection with our acquisition of another entity (or the property or stock of another entity) to make awards under the Amended and Restated 2012 Plan in substitution for outstanding equity awards granted by such entity (or an affiliate of such entity) on terms the Board deems appropriate, notwithstanding the sublimits or any other limitations on awards contained in the Amended and Restated 2012, and which substitute awards would not count against the Amended and Restated 2012 Plan’s overall share limit, except, in the case of incentive stock options, as required by the Internal Revenue Code; and

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for purposes of Section 162(m) of the Internal Revenue Code, (i) confirming the existing per participant limits on the number of shares that may be made subject to awards and the dollar value of performance unit or performance share awards granted under the Amended and Restated 2012 Plan per fiscal year and (ii) amending existing and add new performance criteria and new potential adjustments to performance criteria, upon which performance goals may be based with respect to performance awards granted under the Amended and Restated 2012 Plan.

Why We Are Requesting Stockholder Approval of the Amended and Restated 2012 Plan
The approval by our stockholders of the Amended and Restated 2012 Plan will allow us to continue to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and performance units and performance shares to our employees, officers and directors, as well as consultants and advisors. We believe that our ability to grant this broad array of equity incentives is critical to secure, retain and incentivize our talented service providers and to respond to market conditions and best practices.
We are not seeking approval for an increase in the number of shares available for issuance under the Amended and Restated 2012 Plan. We are, however, seeking stockholder approval of the material amendments described above in order to better align the plan with current practices in equity compensation.
In addition, we are seeking stockholder approval of the terms and conditions of the Amended and Restated 2012 Plan that allow us to grant awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. This would enable us to grant awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code. In general, Section 162(m) limits to $1 million the deduction that a public company may take with respect to compensation paid to each of its chief executive officer and its three most highly compensated officers (other than the chief executive officer and chief financial officer). Because the 2012 Plan was approved by our Board and our stockholders prior to our initial public offering, and the 2012 Plan was disclosed to our investors as part of the initial public offering, certain compensation attributable to grants made under the 2012 Plan during a transition period following our initial public offering is exempt from the deduction limitations under Section 162(m). However, the transition period will expire at the 2016 Annual Meeting. In order for the compensation attributable to grants made under the Amended and Restated 2012 Plan following the expiration of the transition period to be eligible to be exempt from the deduction limitations of Section 162(m), such grants must qualify as “performance-based compensation” meeting the requirements of Section 162(m). One of the requirements of “performance-based” compensation under Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by our stockholders. For purposes of Section 162(m), “material terms” include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal Three will constitute approval of each of these aspects of our Amended and Restated 2012 Plan for purposes of the approval requirements of Section 162(m). While our Amended and Restated 2012 Plan will allow us to grant awards that are intended to be exempt from Section 162(m), our Board may, in its judgment, grant awards under our Amended and Restated 2012 Plan that are not exempt from Section 162(m) when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders.
We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.

The Board believes approval of the material amendments included within the Amended and Restated 2012 Plan and approval of the terms of the Amended and Restated 2012 Plan for the purpose of enabling the Company to grant awards that are intended to be fully deductible under Section 162(m) is in the best interests of the Company and its stockholders.

Description of the Amended and Restated 2012 Plan
The following brief description of the Amended and Restated 2012 Plan is qualified in its entirety by reference to the Amended and Restated 2012 Plan, a copy of which is attached as Annex A to this Proxy Statement.

Types of Awards

The Amended and Restated 2012 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, each as described below (collectively, “Awards”).
Incentive Stock Options and Nonstatutory Stock Options.  The administrator may grant incentive and/or nonstatutory stock options under our Amended and Restated 2012 Plan; provided that incentive stock options are only granted to employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note (to the extent permitted by applicable law), shares (subject to certain requirements), consideration received by us under a broker-assisted (or other) cashless exercise program implemented by us in connection with the Amended and Restated 2012 Plan, for nonstatutory stock options only, by net exercise and/or by such other consideration or method of payment to the extent permitted by applicable law. Subject to the provisions of our Amended and Restated 2012 Plan, the administrator determines the remaining terms of the options, for example, the vesting provisions. After the termination of service of an employee, director or consultant, the option may be exercised, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Stock Appreciation Rights. Stock appreciation rights may be granted under our Amended and Restated 2012 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our Amended and Restated 2012 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such Awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The maximum term of a stock appreciation right and terms on which a stock appreciation right may be exercised following a termination of service as an employee, director or consultant are the same as those described for options above. The specific terms will be set forth in an Award agreement.

Restricted Stock.    Restricted stock may be granted under our Amended and Restated 2012 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards will have voting rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Unless otherwise provided in the applicable award agreement, any dividend or other distribution declared and paid by us with respect to a share of restricted stock shall be paid to the participant only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. The specific terms will be set forth in an Award agreement. Unless we determine otherwise, shares of restricted stock are held by us as escrow agent until the applicable restrictions have lapsed.
            Restricted Stock Units.    Restricted stock units may be granted under our Amended and Restated 2012 Plan as determined in the discretion of the administrator. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may provide that a grant of restricted stock units may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded. The administrator determines in its sole discretion whether an Award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an Award agreement. On the date set forth in the applicable Award agreement all unearned restricted stock units are forfeited to us.
            Performance Units / Performance Shares.    Performance units (which are Awards that may be settled for cash, stock or other securities, or a combination thereof) and performance shares (which are Awards denominated in shares) may be granted under our Amended and Restated 2012 Plan. Performance units and performance shares are Awards that will result in a payment to a participant only if performance goals established by the administrator are achieved and any other applicable vesting provisions are satisfied. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The time period during which the performance objectives or other vesting provisions must be met is the “performance period” of the applicable performance unit or performance share award.
For purposes of such performance units and performance shares, objective, non-discretionary performance goals must be established by the administrator on the basis of targets to be attained with respect to one or more of the following measures of business or financial performance, which may be determined pursuant to generally accepted accounting principles ("GAAP") or on a non-GAAP or other basis, in each case, as determined by the administrator:

•	net sales;

•	non-sales revenue;

•	operating income;

•	income or earnings including operating income;

•	income or earnings before taxes, interest, depreciation and/or amortization;

•	income or earnings from continuing operations;

•	effective tax rate

•	cash taxes

•	net income;

•	pre-tax income or after-tax income;

•
net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements;

•	financing or capital transactions;

•	project financing;

•	revenue backlog;

•	gross margin;

•	operating margin or profit margin;

•	capital expenditures, cost targets, and expense management;

•	return on assets (gross or net), return on investment, return on capital, or return on shareholder equity;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	performance warranty and/or guarantee claims;

•	stock price or total stockholder return;

•	earnings or book value per share (basic or diluted);

•	economic value created;

•	pre-tax profit or after-tax profit;

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals;

•	objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions;

•	construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality;

•
objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives;

•	objective goals relating to projects, including project completion timing milestones, project budget;

•	key regulatory objectives; and

•	enterprise resource planning.
The administrator may specify that such performance measures shall be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset;

•	fluctuation in foreign currency exchange rates;

•	charges for restructuring and rationalization programs; and

•	unusual and/or infrequent events impacting Company performance.

As determined in the discretion of the administrator at the time of grant of a performance award, the performance measures for any performance period may (i) differ from participant to participant and from Award to Award, (ii) be based on our performance as a whole or the performance of a specific participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company or individual project company, (iii) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (iv) be measured on a pre-tax or after-tax basis, and (v) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the administrator shall adjust any performance criteria, performance measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code may take into account other factors (including subjective factors).

After the applicable performance period of an performance award has ended, the holder of such Award will be entitled to receive a payout of the number of performance units or performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals or other vesting provisions have been achieved. Notwithstanding any provision of the Amended and Restated 2012 Plan, with respect to any performance unit award or award of performance shares that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the administrator may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the administrator may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.
The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. The specific terms will be set forth in an Award agreement. On the date set forth in the applicable Award agreement, all unearned or unvested performance units or performance shares will be forfeited to the Company.
Restrictions on Repricings
Unless approved by our stockholders (except as provided under the Amended and Restated 2012 Plan in connection with changes in capitalization and reorganization and change in control events), our Compensation Committee shall not implement any program under the Amended and Restated 2012 Plan under which outstanding Awards are amended to provide for a lower exercise price or surrendered or canceled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).
Transferability of Awards
Unless the administrator provides otherwise, an Award granted under our Amended and Restated 2012 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Only the recipient of an option or stock appreciation right may exercise such an Award during his or her lifetime.
Eligibility to Receive Awards; Limits

Employees, officers, directors, consultants and advisors of the Company and any of its present or future parent or subsidiary corporations are eligible to be granted Awards under the Amended and Restated 2012 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parent and subsidiary corporations.

The following limits, in each case, subject to adjustment in connection with changes in capitalization and reorganization and change in control events, apply to any Awards granted under the Amended and Restated 2012 Plan:

•
Options and stock appreciation rights - no employee shall be granted within any fiscal year one or more options or stock appreciation rights, which in the aggregate cover more than 500,000 shares; provided, however, that in connection with an employee's initial fiscal year of service as an employee, an employee's aggregate limit may be increased by 1,000,000 shares;

•
Restricted stock and restricted stock units - no employee shall be granted within any fiscal year one or more awards of restricted stock or restricted stock units, which in the aggregate cover more than 500,000 shares; provided, however, that in connection with an employee's initial fiscal year of service as an employee, an employee's aggregate limit may be increased by 1,000,000 shares; and

•
Performance units and performance shares - no employee shall be granted within any fiscal year one or more performance units or performance shares having a grant date value (assuming maximum payout) greater than $2,000,000 or covering more than 500,000 shares, whichever is greater; provided, however, that in connection with an employee's initial fiscal year of service as an employee, an employee may be granted performance units or performance shares having a grant date value (assuming maximum payout) of up to an additional amount equal $5,000,000 or covering up to 1,000,000 shares, whichever is greater. No individual may be granted more than one award of performance units or performance shares for a performance period.

•
Limit applicable to non-employee directors - the maximum aggregate value (calculated, for Awards granted under the Amended and Restated 2012 Plan, based on the grant date fair value for financial reporting purposes) of all compensation granted or paid, as applicable, in any fiscal year, including Awards and cash compensation, to any individual non-employee director may not exceed $750,000; provided, however, that our Board may make exceptions to this limit for any non-employee director in extraordinary circumstances, as the Board may determine in its sole discretion, provided that the non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Shares Issuable Under the Amended and Restated 2012 Plan
Subject to adjustment in connection with changes in capitalization and reorganization and change in control events, the maximum aggregate number of shares that may be issued under the Amended and Restated 2012 Plan is equal to the sum of

(i) 6,750,000 shares of our common stock plus (ii) an annual increase, added on the first day of each fiscal year beginning with the fiscal year ending December 31, 2013, equal to the least of

•	1,500,000 shares of our common stock;

•	3% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year; and

•	such other amount as the Board may determine.
            Shares issued pursuant to Awards under the Amended and Restated 2012 Plan that we repurchase, or that are otherwise forfeited, will become available for future grant under the Amended and Restated 2012 Plan on the same basis as the Award initially counted against the share reserve. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Amended and Restated 2012 Plan. To the extent that an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the Amended and Restated 2012 Plan. The maximum number of shares that may be issued upon the exercise of incentive stock options will equal 6,750,000 plus, to the extent allowable under Section 422 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, any shares of our common stock that become available for issuance pursuant to the annual increase described above and the share recycling provisions described in this paragraph. The shares of common stock available for issuance under the Amended and Restated 2012 Plan may be authorized but unissued or reacquired shares of our common stock.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, the administrator may grant awards under the Amended and Restated 2012 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as the administrator determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended and Restated 2012 Plan. Any such substitute awards shall not count against the overall share limits or the sublimits described above, except as required by reason of Section 422 and related provisions of the Internal Revenue Code.

As of March 31, 2016, (i) options to purchase 1,727,446 shares of common stock were outstanding under the 2012 Plan, (ii) restricted stock units with respect to 1,252,161 shares were outstanding under the 2012 Plan, (iii) 1,227,013 options to acquire common stock under the 2012 Plan had been exercised, and (iv) 427,649 shares of restricted stock had been awarded under the 2012 Plan. As a result, including all cancellations of Awards under the 2012 Plan and taking into account the evergreen provision, 6,320,967 shares were available for future grant under the 2012 Plan as of March 31, 2016.
New Plan Benefits
The granting of Awards under the Amended and Restated 2012 Plan is discretionary and will depend on the actions of the administrator. Therefore, it is not possible to determine the number or type of awards to be granted in the future to any particular person or group if our stockholders approve the Amended and Restated 2012 Plan. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table," the "Grants of Plan-Based Awards in Fiscal 2015" table and the "Outstanding Equity Awards at Fiscal Year End" table found elsewhere in this proxy statement.
Existing Plan Benefits
As of March 31, 2016, approximately 745 persons were eligible to receive Awards under the 2012 Plan, including the Company’s four executive officers and four non-employee directors.

Since the date the 2012 Plan was adopted through March 31, 2016, the Company granted the following number of options, restricted stock units (RSUs) and shares of restricted stock to the individuals and groups listed below:

Name	Options	RSUs	Restricted Stock
Jonathan Oringer	750,000	100,000	--
Steven Berns	160,000(1)	59,321(2)	--
Catherine Ulrich	75,000	38,000	--
Anshu Aggarwal	70,000	45,000	--
Peter Phelan	25,000	20,000	--
Timothy Bixby	305,000	35,000	--
Aditi Gokhale	--	42,000	--
Total Executive Officers	1,385,000	339,321	--

Jeff Epstein	20,000	4,321	--
Thomas R. Evans	20,000	4,321	--
Paul J. Hennessy	--	2,716	--
Jeffrey Lieberman	--	4,321	--
Total Non-Employee Directors	40,000	15,679	--

All Other Employees	2,126,683	1,845,694	427,649

Total	3,551,683	2,200,694	427,649

(1)
Includes 20,000 options granted to Mr. Berns in connection with his service on our Board and prior to his resignation from the Board in contemplation of his appointment as the Company's Chief Financial Officer.

(2)
Includes 4,321 RSUs granted to Mr. Berns in connection with his service on our Board and prior to his resignation from the Board in contemplation of his appointment as the Company's Chief Financial Officer.

On March 31, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $36.73.

Administration

The Amended and Restated 2012 Plan is administered by our Board, which, at its discretion or as legally required, may delegate such administration to our Compensation Committee and/or one or more additional committees. In the case of Awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the administrator of the Amended and Restated 2012 Plan will be a committee of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Board has authorized the Compensation Committee to administer certain aspects of the 2012 Plan, including the granting of Awards to executive officers.

In addition, subject to any requirements of applicable law, the Board may delegate to one or more of our officers the power to grant Awards (subject to any limitations under the Amended and Restated 2012 Plan) to our employees or officers and to exercise such other powers under the Amended and Restated 2012 Plan as the Board may determine. The Board will fix the terms of any Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. No officer will be authorized to grant Awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” (as defined by Rule 16a-1 under the Exchange Act).

Subject to the provisions of our Amended and Restated 2012 Plan, the administrator has the power to determine fair market value, select the recipients of Awards, determine the number of shares to be covered by each Award, approve forms of Award agreements for use under the Amended and Restated 2012 Plan, determine the terms and conditions, not inconsistent with the terms of the Amended and Restated 2012 Plan, of any Award including, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares relating thereto, based in each case on such factors as the administrator will determine. The administrator also has the power to construe and interpret the terms of the Amended and Restated 2012 Plan and Awards granted pursuant to it, prescribe, amend and rescind rules and regulations relating to the plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws and the creation of sub-plans for any of these purposes, modify or amend each Award (subject to the terms of the Amended and Restated 2012 Plan), determine the manner in which participants satisfy withholding tax obligations relating to Awards, authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the administrator, allow a Participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an Award, and make all other determinations deemed necessary or advisable for administering the Plan. The administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of Awards.

Changes in Capitalization and Reorganization Events
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of shares of our common stock or other securities of the Company or other significant corporate transaction, or if another change affecting our shares of common stock occurs, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended and Restated 2012 Plan, the administrator will, in a manner it deems equitable, make adjustments to one or more of the number and class of shares that may be delivered under the Amended and Restated 2012 Plan and/or the number, class and price of shares covered by each outstanding Award, the numerical share limits and sublimits and the share counting provisions contained in the Amended and Restated 2012 Plan. In the event of our proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction and all unexercised Awards will terminate immediately prior to the consummation of such proposed transaction.
Change in Control Events
Our Amended and Restated 2012 Plan provides that, except as set forth in an Award agreement, to the extent the successor corporation in a merger or change in control, as such term is defined under the Amended and Restated 2012 Plan, does not assume or substitute an equivalent Award for any outstanding award under the Amended and Restated 2012 Plan, then such Award will fully vest, all restrictions on such Award will lapse, all performance goals or other vesting criteria applicable to such Award will be deemed achieved at 100% of target levels, and all other terms and conditions deemed met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Plan Amendment, Termination
The Board has the authority to amend, suspend or terminate the Amended and Restated 2012 Plan at any time. However, no amendment, alteration, suspension or termination of the Amended and Restated 2012 Plan may impair the rights of any participant, unless mutually agreed otherwise, in a written signed agreement between the participant and the administrator. The Amended and Restated 2012 Plan requires that we obtain stockholder approval of any plan amendment to the extent necessary and desirable to comply with applicable laws and the rules of any stock exchange or quotation system on which shares of our common stock are listed or quoted. Our Amended and Restated 2012 Plan will automatically terminate in May 2022, unless we terminate it sooner.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended and Restated 2012 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights
A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Performance Units/Performance Shares
The tax consequences associated with any performance unit or performance share awards granted under the Amended and Restated 2012 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.
Tax Consequences to Us
There will be no tax consequences to us with respect to Awards made under the Amended and Restated 2012 Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2012 OMNIBUS EQUITY INCENTIVE PLAN AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Selection of the Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm to perform the audit of our financial statements for fiscal 2016, and we are asking our stockholders to ratify this appointment. PricewaterhouseCoopers has been our independent registered public accounting firm since September 2011.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers. In the event that a majority of the shares of common stock present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of PricewaterhouseCoopers, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.
We expect that a representative of PricewaterhouseCoopers will be present at the 2016 Annual Meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Policy on Audit Committee Pre‑Approval of Audit and Permissible Non‑Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by the Chairman of the Audit Committee.
From time to time, our Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the following twelve months. At the time such pre-approval is granted, the Audit Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval.
The Audit Committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the Audit Committee is reported to the Audit Committee at its next regularly scheduled meeting.
Principal Accountant Fees and Services
The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2015 and December 31, 2014:

Fee Category	Fiscal 2015	Fiscal 2014
Audit Fees	$1,670,000	$1,224,000
Audit‑Related Fees	0	6,500
Tax Fees	0	0
All Other Fees	3,200	2,800
Total Fees	$1,673,200	$1,233,300
Audit Fees. Audit fees consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements presented in our annual report on Form 10‑K, review of the interim consolidated financial statements presented in our quarterly reports on Form 10‑Q, and services that PricewaterhouseCoopers normally provides in connection with statutory and regulatory filings or engagements.
Audit‑Related Fees. For the fiscal year ended December 31, 2015, there were no audit‑related fees. For the fiscal year ended December 31, 2014, audit‑related fees consisted of fees billed for professional services rendered in connection with our Registration Statement on Form S‑8 relating to common stock to be issued under our 2012 Plan and our 2012 Employee Stock Purchase Plan (the “2012 ESPP”) and professional services rendered in connection with a comment letter from the SEC.
Tax Fees. For the fiscal years ended December 31, 2015 and December 31, 2014, there were no fees billed by PricewaterhouseCoopers for any tax fees.
All Other Fees. For the fiscal years ended December 31, 2015 and December 31, 2014, all other fees consisted of fees related to a certain accounting research software product.
The Audit Committee determined that PricewaterhouseCoopers’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee approved all services that PricewaterhouseCoopers provided in the fiscal years ended December 31, 2015 and 2014.
Recommendation of the Board
        THE BOARD RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016 BY VOTING “FOR” PROPOSAL FOUR.

AUDIT COMMITTEE REPORT
The Audit Committee consists of the three directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise is qualified to be a member of the Audit Committee under the NYSE listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.
As required by its charter, the Audit Committee reviewed the Company’s financial statements for the fiscal year ended December 31, 2015, or fiscal 2015, and met with management, as well as with representatives of PricewaterhouseCoopers, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers the matters required to be discussed by the Statement on Auditing Standards 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.
In addition, the Audit Committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and discussed with members of PricewaterhouseCoopers its independence from management and the Company.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal 2015 be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by PricewaterhouseCoopers, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected PricewaterhouseCoopers to be the Company’s independent registered public accounting firm for fiscal 2016. In doing so, the Audit Committee considered the results from its review of PricewaterhouseCoopers’s independence, including (a) all relationships between PricewaterhouseCoopers and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm and (c) the fact that the PricewaterhouseCoopers’ engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of PricewaterhouseCoopers to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the 2016 Annual Meeting and entitled to vote on the matter do not ratify this appointment, the Audit Committee will review its future appointment of PricewaterhouseCoopers.

Members of the Shutterstock, Inc. Audit Committee Jeff Epstein (Chairman) Thomas R. Evans Paul J. Hennessy

OWNERSHIP OF SECURITIES
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers
The table below shows as of March 31, 2016: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each named executive officer and all directors and executive officers as a group beneficially owned, as reported by each person.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options that are exercisable within 60 days. Such shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but not the percentage ownership of any other person. We have based our calculation of the percentage of beneficial ownership on 35,112,503 shares of our common stock outstanding as of March 31, 2016.
Except as otherwise noted below, the table includes all shares of common stock issuable within 60 days of March 31, 2016 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws, where applicable.
Except as otherwise noted, the address of each person listed in the table is c/o Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Jonathan Oringer	16,156,327	46.0%
Steven Berns(1)	16,993	*
Catherine Ulrich	—	*
Anshu Aggarwal	—	—
Peter Phelan	—	—
Jeff Epstein(2)	27,873	*
Thomas R. Evans(3)	21,993	*
Paul J. Hennessy	388	*
Jeffrey Lieberman(4)	52,230	*
Timothy E. Bixby(5)	152,085	*
Aditi Gokhale(6)	—	*
All executive officers and directors as a group (8 persons)(7)	16,275,804	46.4%
Other 5% Stockholders:
Entities affiliated with T. Rowe Price (8)	4,089,389	11.6%
Kayne Anderson Rudnick Investment Management LLC (9)	3,629,572	10.3%
Jackson Square Partners, LLC (10)	2,572,743	7.3%
_______________________________________________________________________________

*	Represents beneficial ownership of less than 1%.

(1)	Consists of 1,993 shares of common stock and 15,000 shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2016.

(2)	Consists of 7,873 shares of common stock and 20,000 shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2016.

(3)	Consists of 1,993 shares of common stock and 20,000 shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2016.

(4)	Includes 2,423 shares held by ML & JL Holdings, LLC, of which Mr. Lieberman is a managing member.

(5)
Mr. Bixby resigned as our Chief Financial Officer effective as of the close of business on September 20, 2015. Mr. Bixby's ownership consists of 152,085 shares issuable upon exercise of outstanding options.

(6)	Ms. Gokhale resigned as our Chief Marketing Officer effective as of the close of business on November 13, 2015. Ms. Gokhale's ownership is as of the date of her resignation.

(7)	See footnotes (1) through (4). Excludes securities beneficially owned by each of Messrs. Bixby and Phelan and Ms. Gokhale, who are no longer employed by us.

(8)
This information is based on Amendment No. 2 to Schedule 13G filed by T. Rowe Price Associates, Inc. and certain of its affiliates (“T. Rowe Price”) with the SEC on February 11, 2016, which reported ownership as of December 31, 2015. Of the 4,089,389 shares of our common stock deemed beneficially owned, T. Rowe Price reported sole voting power as to 790,600 shares and sole dispositive power as to all 4,089,389 shares. These securities are owned by various individuals and institutional investors, including T. Rowe New Horizons Fund, Inc. (which owns 3,292,189 shares), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

(9)
This information is based on Amendment No. 1 to Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) with the SEC on March 10, 2016, which reported ownership as of February 29, 2016. Of the 3,629,572 shares of our common stock deemed beneficially owned, Kayne Anderson reported sole voting and dispositive power as to 2,881,352 shares and shared voting and dispositive power as to 748,220 shares. The address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(10)
This information is based solely on a Schedule 13G filed by Jackson Square Partners, LLC (“Jackson Square”) with the SEC on February 16, 2016, which reported ownership as of December 31, 2015. Of the 2,572,743 shares of our common stock deemed beneficially owned, Jackson Square reported sole voting power as to 514,498 shares and sole dispositive power as to all 2,572,743 shares. The address of Jackson Square is 101 California Street, Suite 3750, San Francisco, CA 94111.

Section 16(a) Beneficial Ownership Reporting Compliance
Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. We believe that during 2015, our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements. In making these statements, we have relied upon the examination of copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

EXECUTIVE OFFICERS

Our executive officers and their ages and positions as of the record date are as follows:

Name	Age	Position(s)
Jonathan Oringer	41	Founder, Chief Executive Officer and Chairman of the Board
Steven Berns	51	Chief Financial Officer
Catherine Ulrich	32	Chief Product Officer
Anshu Aggarwal	46	Chief Technology Officer
Mr. Oringer’s biography can be found on page 8 of this proxy statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.
Steven Berns has served as our Chief Financial Officer since September 2015. Mr. Berns also served as a member of our Board from March 2012 to August 2015. From June 2013 to September 2015, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media, a multimedia company operating businesses in publishing, digital, and broadcasting. From February 2010 to June 2013, Mr. Berns served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a worldwide cosmetics and beauty products company, and he served as its Treasurer from May 2009 to February 2010. Mr. Berns previously served as Chief Financial Officer of Tradeweb, LLC, an over-the-counter, multi-asset class online marketplace, and a pioneer in the development of electronic trading and trade processing, from November 2007 to May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services, and from September 2004 to November 2005, Mr. Berns served as its Vice Chairman and Executive Vice President. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies, from August 1999 until September 2004. Mr. Berns served as a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service, from April 2002 until June 2011. Mr. Berns holds a B.S. from Lehigh University and an M.B.A. from New York University and is a Certified Public Accountant.

Catherine Ulrich has served as our Chief Product Officer since December 2014. Prior to joining Shutterstock, Ms. Ulrich served as the Chief Product Officer at Weight Watchers International, Inc., a provider of weight management services, from July 2013 to December 2014, and as the Senior Vice President, Product, from April 2012 to July 2013. From May 2010 to April 2012, Ms. Ulrich served as the Vice President, Product, at Weightwatchers.com, the digital business at Weight Watchers International, Inc. Ms. Ulrich holds a B.A. in engineering from Harvard University and a Certificate in Public Health Policy from Harvard School of Public Health in conjunction with Harvard College.
Anshu Aggarwal has served as our Chief Technology Officer since October 2015. Prior to joining Shutterstock, Mr. Aggarwal served as the Vice President of Engineering at Tumblr, Inc., a Yahoo-owned, microblogging platform and social networking website, from October 2014 to October 2015, and as the Director of Engineering, from October 2013 to October 2014. From September 2012 to July 2013, Mr. Aggarwal served as the Vice President of Technology at 1Efficiency, Inc., a cloud-based software company. From October 2011 to September 2012, Mr. Aggarwal served as the Chief Technology Officer at Queway, an e-commerce company. From January 2008 to October 2011, Mr. Aggarwal served as the Chief Technology Officer at Zebek, an enterprise software company that was acquired by Queway. Mr. Aggarwal holds a B.S. in computer engineering and an M.S. in electrical and electronics engineering from Boston University, and an M.S. and a Ph.D in computer science from the University of Colorado at Boulder.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2015 for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and the other compensation tables contained in this proxy statement:

•	Jonathan Oringer, our Founder, Chief Executive Officer and Chairman of the Board;

•	Steven Berns, our Chief Financial Officer;

•	Catherine Ulrich, our Chief Product Officer;

•	Anshu Aggarwal, our Chief Technology Officer;

•	Peter Phelan, our former Chief People Officer;

•	Timothy Bixby, our former Chief Financial Officer; and

•	Aditi Gokhale, our former Chief Marketing Officer.
Presentation
We present our Compensation Discussion and Analysis in the following sections:

Executive Summary. In this section, we highlight our corporate performance and certain governance aspects of our executive compensation program.	p. 32
Executive Compensation Program. In this section, we describe the Company’s executive compensation philosophy and process and the material elements of our executive compensation program.	p. 35

2015 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2015 and certain actions taken before or after 2015 when doing so enhances the understanding of our executive compensation program.
p. 38
Other Executive Compensation Matters. In this section, we review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p. 42

Executive Summary
Business Overview
We are a leading global provider of high quality creative content including: (a) digital imagery, which consists of licensed photographs, vectors, illustrations and video clips that customers use in their visual communications, such as websites, digital and print marketing materials, corporate communications, books, publications and video content; and (b) commercial music, which consists of high-quality music tracks and sound effects, and is often used to complement digital imagery. We also offer digital asset management services through WebDAM, our cloud-based digital asset management platform. This service provides tools for customers to better manage creative content and brand management assets.

Corporate Performance Highlights
The following is a list of highlights of our 2015 performance:

•	Increased revenue - revenue of $425.1 million in 2015, compared to $328.0 million in 2014, which represents growth of 30% year over year.

•	Growth in EBITDA - adjusted EBITDA of $84.7 million in 2015, compared to $71.1 million in 2014, which reflects growth of 19% year over year.

•	Increased free cash flow - free cash flow of $68.3 million in 2015, compared to $64.2 million in 2014.

•
Successful completion of strategic transactions and continued evolution of product offerings - since our inception, we have continuously evolved our product offerings both organically and inorganically. For instance, in 2015, we completed the acquisition of Rex Features (Holdings) Limited, the largest independently owned photographic press agency in Europe, and the acquisition of substantially all of the assets and certain liabilities of Arbour Interactive Inc., doing business as PremiumBeat, a leading provider of exclusive, high‑quality music and sound effects for use in videos, films, television, applications, games, and other creative projects. In addition, we have recently expanded our editorial product offering by entering into transactions with Penske Media Corporation and the Associated Press.

•
Market leadership - announced as of December 31, 2015 that we had (a) surpassed 70 million royalty free images in the Shutterstock collection, (b) surpassed 3.5 million video clips in our collection and (c) amassed approximately 1.4 million customers that contributed to revenue in 2015.

_________________________

(1)
The Company’s fiscal year end is December 31. Except as described below, all financial results of Shutterstock included in this proxy statement are presented in accordance with U.S. generally accepted accounting principles, or GAAP. For additional information regarding our financial results, please see our 2015 Form 10-K, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Adjusted EBITDA as used in this report is a non-GAAP financial measure that excludes certain items from GAAP net income. Free cash flow as used in this report is a non-GAAP financial measure that allows for certain adjustments to GAAP cash provided by (used in) operating activities. For more information on our presentation and calculation of adjusted EBITDA and free cash flow, as well as a reconciliation of adjusted EBITDA to GAAP net income and free cash flow to cash provided by (used in) operating activities, see “Item 6. Selected Financial Data-Non-GAAP Financial Measures and Key Operating Metrics” in our 2015 Form 10-K.

Compensation Governance Highlights

	What we do		What we don't do
☑	Design executive compensation program to align pay with performance	☑	No excessive change in control or severance payments.
☑	Vast majority of pay is variable and not guaranteed (over 99% for our Chief Executive Officer in 2015)	☑	No repricing underwater stock options or grants below 100% of fair market value.

☑	Employ our Executive Officers "at will"	☑	No excise tax gross-ups or payments

☑	Provide for "double-trigger" equity acceleration upon change in control.	☑	No perquisites or other personal benefits

Executive Compensation Program
Philosophy and Objectives
Our executive compensation philosophy is to provide a compensation program that attracts and retains our executive officers, including our named executive officers, and motivates them to pursue our corporate objectives that are intended to create long‑term value for our stockholders. We strive to provide compensation packages to our executive officers that are competitive, reward achievement of our business objectives, and align executive and stockholder interests through equity ownership.
Our executive compensation program is designed to achieve the following principal objectives:

•	attract, motivate and retain qualified executives to support growth expectations;

•	provide compensation that is competitive with the market to attract and retain employees while remaining internally equitable and fair;

•	ensure our executive compensation program and actual payouts are aligned with financial performance and strategic business goals;

•	ensure a substantial portion of each executive’s total compensation is at‑risk and varies based on Company and individual performance; and

•	align the executive compensation program with both short‑term and long‑term stockholder interests.
As our needs evolve, we intend to reevaluate our philosophy and compensation programs from time to time as circumstances require.
Compensation‑Setting Process
Role of the Compensation Committee
Our Compensation Committee determines all compensation for our named executive officers. Our Compensation Committee is responsible for reviewing, evaluating and approving the compensation arrangements, plans, policies, and practices for our named executive officers and overseeing and administering our cash‑based and equity‑based compensation plans. Our Compensation Committee reviews our executive compensation program from time to time, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieving their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements.
Near the beginning of each year, our Compensation Committee conducts an evaluation of each executive officer to determine if changes in the executive officer’s compensation are appropriate based on the considerations described above, the role and responsibility of each executive officer, competitive factors, the size, value and form of long‑term equity compensation already held by each executive officer and the vested percentage of that equity, the total target cash compensation opportunity for each executive officer, and individual performance and retention objectives. Our Compensation Committee, after consulting with our management team, also establishes our corporate performance objectives and target annual cash incentive compensation opportunities and determines the size and material terms of equity awards granted to our executive officers, including our named executive officers for the upcoming year.
Role of Senior Management
In performing the function of setting executive compensation, the Compensation Committee also relies on certain members of management, including our Chief Executive Officer, Chief Financial Officer, Chief People Officer and General Counsel, to provide information regarding our executive officers, their roles and responsibilities and the general performance of the Company and business units. Management presents performance measures and targets for our named executive officers, as well as other executive officers, and recommends any changes to base salaries, bonus targets, equity awards and other compensation matters for approval by the Compensation Committee. The Compensation Committee determines and approves changes in the Chief Executive Officer's compensation based on its review of his performance. Our Chief Executive Officer does not participate in our Compensation Committee’s deliberations or decisions with regard to his own compensation.

Role of Compensation Consultant
Our Compensation Committee is authorized to retain the services of executive compensation advisors in connection with the establishment of our compensation programs and related policies.
Our Compensation Committee has selected and, from time to time, directly retained the services of Aon Hewitt, an independent executive compensation consulting firm. Aon Hewitt works with the Company’s management only on matters for which our Compensation Committee is responsible. Our Compensation Committee periodically seeks input from Aon Hewitt on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Aon Hewitt also provides general observations on the Company’s compensation programs, including the compensation of our Chief Executive Officer, as described below, but it does not determine or recommend the amount or form of compensation for the named executive officers.
Our Compensation Committee considered and assessed all factors relevant to Aon Hewitt’s independence, including factors specified in NYSE listing standards and Rule 10C-1(b) of the Exchange Act, as well as certain other factors that could give rise to a potential conflict of interest with respect to the work of Aon Hewitt. Based on this assessment, our Compensation Committee confirmed that no conflicts of interest were raised by the work performed by Aon Hewitt.
We expect that our Compensation Committee, as part of its annual review of our executive compensation program, will continue to consider retaining an executive compensation advisor for advice regarding our executive compensation program to ensure that it remains properly aligned with our ongoing business strategy, that our incentive compensation plans are achieving their intended purposes and that the pay mix and levels are competitive with current market practices.
Peer Group
Use of Peer Groups
We aim to compensate our executive officers at levels that are commensurate with competitive levels of compensation for executives in similar positions at peer companies, with whom we compete to hire and retain executive talent, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. Market data is just one of a variety of factors considered by the Compensation Committee when determining base salary, bonus targets, long term equity awards and total compensation levels. Our Compensation Committee believes that over‑reliance on benchmarking can result in compensation that is unrelated to the value delivered by the executive officers because compensation benchmarking does not take the specific performance of the executive officers, or the performance of the Company, into account.
Determination of Peer Group
In August 2015, in connection with entering into an employment agreement with Steven Berns to become our Chief Financial Officer, Aon Hewitt recommended, and our Compensation Committee subsequently approved, a peer group of technology and software services companies for the purpose of setting Mr. Berns’ compensation (the “2015 peer group”). The companies in the 2015 peer group are similar to us in industry code, revenue, market capitalization and sales growth. The companies in the 2015 peer group had revenue between $206.7 million and $629.8 million as of their most recently completed fiscal year (our revenue for fiscal 2015 was $425.1 million) and market capitalizations between $1.13 billion and $5.94 billion as of their most recently completed fiscal year (our market capitalization as of the end of fiscal 2015 was approximately $1.15 billion).

Our 2015 peer group consists of:

Bottomline Technologies	GrubHub Inc.	SolarWinds, Inc.
Box, Inc.	Guidewire Software, Inc.	Synchronoss Technologies, Inc.
Cornerstone OnDemand, Inc.	HomeAway, Inc.	The Ultimate Software Group, Inc.
CoStar Group Inc.	J2 Global, Inc.	TrueCar, Inc.
Coupons.com Incorporated	LogMeIn, Inc.	Tyler Technologies, Inc.
Endurance International Group Holdings, Inc.	Manhattan Associates, Inc.	Yelp Inc.
Envestnet, Inc.	Mercadolibre, Inc.	Zillow, Inc.
Gogo Inc.	Qlik Technologies, Inc.

Elements of Executive Compensation
Compensation for our named executive officers, other than our Chief Executive Officer, whose compensation is described below under “2015 Chief Executive Officer Compensation,” currently consists of three key elements that are designed to reward performance in a simple and straightforward manner: base salaries, annual performance‑based cash bonuses and long‑term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics
Base Salary
Provides a fixed level of compensation for performing the essential day‑to‑day elements of the job; reflects each executive officer’s experience, skills, knowledge and responsibilities and the competitive marketplace for executive talent specific to our industry; gives executives a degree of certainty in light of having a majority of their compensation at risk
Fixed compensation that is reviewed at least annually and adjusted if and when appropriate
Annual Cash Incentives
Motivates executive officers to achieve our short‑term financial and operational results that are designed to drive long‑term growth and performance while providing flexibility to respond to opportunities and changing market conditions

Annual cash award based on corporate and individual performance compared to pre‑established goals

Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level

Long‑Term Equity Incentives (RSUs)
Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our stock price
Restricted stock unit awards (“RSUs”) generally vesting over four years for executive-level grants; the ultimate value realized varies with our common stock price

Element	Purpose	Key Characteristics
Long‑Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term
Stock options with an exercise price equal to or greater than the fair market value on the date of grant generally vesting over four years for executive-level grants; the ultimate value realized, if any, depends on the appreciation of our common stock price from the date of grant

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation elements consisting of programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to eligible employees

Severance and Change in Control Benefits
Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Termination or Change in Control”

Advisory Vote on Executive Compensation
At the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"), our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support (over 97% of total votes cast), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our named executives and encourages long-term retention. Accordingly, the Compensation Committee determined not to make any significant changes to the executive compensation policies or decisions as a result of that vote. Our Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our named executive officers. As previously disclosed, our Board, after considering the results of a stockholder advisory vote regarding the frequency of say-on-pay votes following our 2015 Annual Meeting, decided that we will include a stockholder advisory vote on the compensation of our named executive officers in our future proxy materials on an annual basis until the next required vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur no later than our annual meeting of stockholders in 2021, or until our Board otherwise determines a different frequency for such stockholder advisory votes.
2015 Executive Compensation Decisions
2015 Chief Executive Officer Compensation
Our Compensation Committee, in its business judgment, considers many factors in setting Mr. Oringer’s overall compensation, including the Company’s and Mr. Oringer’s overall performance, competitive compensation data from public filings of peer companies and the competitive pay for similarly situated individuals, retention objectives and Mr. Oringer’s overall level of stock ownership. Our Compensation Committee also takes into account factors such as Mr. Oringer’s unique role as the founder of the Company, his development of our brand, Mr. Oringer’s historical equity grants under our 2012 Plan, the importance of retaining Mr. Oringer, and the opportunities Mr. Oringer would likely have if he were to seek other employment.
In April 2014, based on the considerations noted above, our Compensation Committee restructured Mr. Oringer’s compensation, with the objectives of retaining and motivating him while providing a strong pay‑for‑performance element. In doing so, our Compensation Committee sought to focus Mr. Oringer’s attention on the Company’s long‑term business objectives and long‑term stock price performance. Our Compensation Committee completely eliminated the annual cash compensation elements from Mr. Oringer’s total compensation (that is, reduced his annual base salary to $1 and continued to provide that he was ineligible for an annual cash bonus) and provided for all of his compensation to be in the form of equity awards with long‑term performance vesting conditions.

Specifically, in 2014, our Compensation Committee determined to reward Mr. Oringer in the manner that our stockholders are rewarded: through growth in the value of our common stock. The Compensation Committee granted Mr. Oringer a stock option to purchase 500,000 shares of our common stock, which vests on the five‑year anniversary of the date of grant but is only exercisable if the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024 (the expiration date of the stock option). The $80.94 exercise price of this option was set at a premium to the $74.09 closing price of our common stock on the date of grant, specifically equal to the average closing price of our common stock over the 90 calendar days preceding the date of grant. The $161.88 stock price threshold represents twice the exercise price, or twice the average closing price of our common stock over the 90 calendar days preceding the date of grant. The Compensation Committee believed that using a 90‑day average was important to minimize the impact of day to day market fluctuations on the material terms of this award.
In addition, our Compensation Committee granted Mr. Oringer a performance‑based RSU for 100,000 shares of our common stock, which vests if the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024, as long as Mr. Oringer provides continued service through the five‑year anniversary of the date of grant.
Mr. Oringer’s stock option had a grant‑date fair value, as determined for financial reporting purposes, of approximately $21.6 million, and his RSU had a grant‑date fair value of approximately $5.9 million. In accordance with applicable SEC rules, the full grant‑date fair values appear in the table entitled “Summary Compensation Table” in this proxy statement as 2014 compensation in the “Option Awards” and “Stock Awards” columns for Mr. Oringer. However, as described above, the awards are intended as a long‑term retention incentive for Mr. Oringer (vesting over five years) and accordingly should be viewed as a component of compensation over the five‑year vesting period and not solely as compensation for 2014. Further, if our stock price does not double from its April 2014 value and remain above such value between the five‑ and ten‑year anniversaries of the grant date for a period of 90 consecutive calendar days, Mr. Oringer will not realize any compensation from this April 2014 award.
During 2015, Mr. Oringer’s total cash compensation paid by the Company was $1.00 (one dollar).
In February 2016, our Compensation Committee granted Mr. Oringer a stock option to purchase 250,000 shares of our common stock, which vests in four equal annual installments beginning on March 1, 2017. Although Mr. Oringer was granted significant equity awards by the Compensation Committee in April 2014, as described above, given the Company’s stock price as of February 2016 as compared to April 2014 when these prior awards were made, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to grant Mr. Oringer additional equity in the form of stock options. In making this additional grant, our Compensation Committee considered such factors as the importance of retaining and motivating Mr. Oringer, his ongoing contributions to the Company, and his overall performance (for which the Company's stock price performance since April 2014, in the opinion of the Compensation Committee, was not an accurate proxy).
2015 Base Salaries for Other Named Executive Officers
The table below sets forth the base salaries for our named executive officers other than Mr. Oringer at the end of 2015, except for Mr. Bixby and Ms. Gokhale who were no longer employed by us on December 31, 2015.

Named Executive Officer	Base Salary at End of 2015	Base Salary Increase in 2015
Steven Berns	$500,000	0
Catherine Ulrich	$350,000	$50,000
Anshu Aggarwal	$360,000	0
Peter Phelan	$280,000	0

Messrs. Berns, Aggarwal and Phelan commenced employment with us in September 2015, October 2015 and November 2015, respectively. In determining each of Messrs. Berns', Aggarwal's and Phelan’s base salaries, our Compensation Committee, in consultation with our Chief Executive Officer, considered a number of factors, including each of their scope of responsibility and leadership within the Company, the competitive landscape in New York City for hiring and retaining technology company executives, and, with respect to Mr. Berns, competitive market data from our 2015 peer group.

In September 2015, our Compensation Committee, in consultation with our Chief Executive Officer, increased the base salary for Ms. Ulrich from $300,000 to $350,000, in recognition of market conditions and Ms. Ulrich’s outstanding performance and significant contributions to the Company as described further below.
In March 2015, our Compensation Committee, in consultation with our Chief Executive Officer, increased the base salary for Mr. Bixby from $375,000 to $400,000, effective January 1, 2015, in recognition of market conditions and Mr. Bixby’s outstanding performance. In April 2015, when determining Ms. Gokhale’s base salary of $400,000, our Compensation Committee, in consultation with our Chief Executive Officer, considered a number of factors, including the competitive landscape in New York City for hiring and retaining technology company executives, as well as Ms. Gokhale’s scope of responsibilities and leadership within the Company.
2015 Annual Incentive Compensation for Other Named Executive Officers
Generally, all of our named executives officers, other than Mr. Oringer, are eligible to receive an annual bonus under our Short‑Term Incentive Plan, subject to contractual obligations to the contrary. However, only Ms. Ulrich received an award under our Short-Term Incentive Plan in 2015. In accordance with our internal policies, Messrs. Aggarwal and Phelan were not eligible to participate in the Short-Term Incentive Plan in 2015 given their respective employment commencement dates. Mr. Bixby was no longer employed by us at the time our Compensation Committee made bonus payout decisions in early 2016 and, as a result, was ineligible to receive an award pursuant to the Short-Term Incentive Plan. Mr. Berns’ 2015 bonus amount of $200,000 was guaranteed pursuant to the terms of the employment agreement he entered into with the Company in August 2015 and was not made pursuant to the Short-Term Incentive Plan. Ms. Gokhale was similarly guaranteed a 2015 bonus amount of $200,000 pursuant to the terms of her employment agreement; however, such amount was forfeited upon her resignation in November 2015.
Our Short‑Term Incentive Plan was designed to reward our executive officers based on achievement of pre‑established Company performance goals and the individual contribution of each executive to that performance. Specifically, in 2015, the Company performance metrics were based on achievement of revenue and adjusted EBITDA goals, which were selected because they represented key objectives for us in 2015. Consistent with our incentive compensation philosophy, our Compensation Committee established the Company performance targets in 2015 to be challenging but reachable with exemplary corporate performance.
For 2015, our specific corporate targets were $463.0 million in revenue and $105.0 million in adjusted EBITDA. We achieved a Company score of 68% for 2015 based on $425.1 million in revenue and $84.7 million in adjusted EBITDA, each adjusted for purposes of the Short‑Term Incentive Plan to exclude the impact of certain one-time events.
Individual bonus payments are based on a formula determined by taking each person’s base annual compensation, multiplied by a target bonus percentage, multiplied by an individual achievement score expressed as a percentage, multiplied by the Company achievement score expressed as a percentage. Our Compensation Committee retains discretion to increase or decrease the bonus amount paid to any employee or executive, regardless of that person’s target bonus or specific corporate performance metrics. In September 2015, our Compensation Committee, in consultation with our Chief Executive Officer, increased the target incentive compensation amount as a percentage of base salary for Ms. Ulrich from 40% to 50%, in recognition of market conditions and Ms. Ulrich’s outstanding performance and significant contributions to the Company.
Our Compensation Committee determined that Ms. Ulrich earned a bonus under our 2015 Short‑Term Incentive Program of $140,000, which represented her base salary of $350,000 as of December 31, 2015 multiplied by her target bonus percentage of 50%, multiplied by her individual score of 100%, multiplied by the Company score of 68%. Our Compensation Committee then exercised upward discretion with respect to Ms. Ulrich’s 2015 annual bonus amount. Our Compensation Committee determined that Ms. Ulrich met 100% of her individual goals and should benefit from the exercise of upward discretion because of her leadership and continued strong management in three key areas: new product launches, improvements and enhancements to existing product offerings and improvements and upgrades to our technology platform. Specifically, in fiscal 2015, Ms. Ulrich achieved the following:

•	launched our new Premier Music, Editorial and Shutterstock Editor products;

•	changed the trajectory of our web-based image subscription offering;

•	successfully developed and implemented a strategy to improve and upgrade our technology platform; and

•	led the organization through leadership changes.

As noted above, Mr. Bixby was no longer employed by us at the time our Compensation Committee certified achievement of our 2015 corporate goals and made bonus payout decisions in early 2016; therefore, he was ineligible to receive bonus payments under our Short‑Term Incentive Plan for 2015. Additionally, Ms. Gokhale forfeited her guaranteed bonus pursuant to her employment agreement as a result of her resignation in November 2015. However, Mr. Bixby received a cash payment related to his target bonus amount in connection with his resignation from the Company, which is more fully described below under “Potential Payments Upon Termination or Change in Control-Severance and Change in Control Agreements.”
With respect to Mr. Berns, in connection with his entry into an employment agreement with the Company to become our Chief Financial Officer, Mr. Berns was entitled to a guaranteed minimum bonus of $200,000, which was awarded to Mr. Berns at the same time other executive bonuses were paid.
2015 Long‑Term Equity Incentives for Named Executive Officers
Our Compensation Committee typically reviews the equity compensation for our named executive officers on an annual basis to assess whether each of these officers is properly incentivized. In addition, our Compensation Committee grants equity awards, usually in the form of stock options, restricted stock units or a combination thereof, to our newly-hired executive officers shortly after commencement of employment with us.
The chart below summarizes the equity grants made to our named executive officers in 2015, with the exception of Mr. Oringer, who was not granted equity in fiscal 2015:

Named Executive Officer	2015 Option Grants (Number of Shares)	2015 RSU Grants (Number of Shares)
Steven Berns(1)	100,000	42,328
Catherine Ulrich	75,000	38,000
Anshu Aggarwal	60,000	45,000
Peter Phelan	25,000	20,000
Timothy Bixby(2)	—	20,000
Aditi Gokhale(3)	—	42,000
(1) Mr. Berns was awarded 2,328 RSUs in connection with his services as a member of our Board in 2015 prior to becoming our Chief Financial Officer.
(2) In March 2015, our Compensation Committee, as part of its annual review of equity compensation for our named executive officers and in consultation with our Chief Executive Officer, granted Mr. Bixby a restricted stock unit award covering 20,000 shares of our common stock in recognition of his service to the Company. When making this grant, the Compensation Committee considered Mr. Bixby’s existing equity awards, percentage of unvested equity awards and overall level of stock ownership. Please see “Potential Payments Upon Termination or Change in Control-Severance and Change in Control Agreements” for a description of the treatment of Mr. Bixby’s equity upon his resignation.

(3) Ms. Gokhale was awarded 42,000 RSUs in connection with the commencement of her employment in April 2015 as our Chief Marketing Officer. Ms. Gokhale forfeited these RSUs upon her resignation in November 2015.

Messrs. Berns, Aggarwal and Phelan and Ms. Gokhale commenced employment with us in September 2015, October 2015, November 2015 and April 2015, respectively. In determining each of Messrs. Berns', Aggarwal's and Phelan’s and Ms. Gokhale’s 2015 equity compensation awards, our Compensation Committee, in consultation with our Chief Executive Officer, considered a number of factors, including the scope of each named executive officer's responsibility and leadership within the Company, the competitive landscape in New York City for hiring and retaining technology company executives, and, with respect to Mr. Berns, competitive market data from our 2015 peer group.
In September 2015, our Compensation Committee, in consultation with our Chief Executive Officer, granted Ms. Ulrich an option to purchase 75,000 shares of our common stock in recognition of her service to the Company. When making this grant, the Compensation Committee considered Ms. Ulrich’s existing equity awards, percentage of unvested equity awards and overall level of stock ownership, as well as Ms. Ulrich’s outstanding performance and contributions to the Company.
With the exception of the stock option granted to Ms. Ulrich in 2015, all equity awards granted in 2015 to each current named executive officer vest in equal annual installments over four years, subject to the named executive officer's continued service with us. Ms. Ulrich’s 2015 stock option award vests in equal installments over six years, subject to Ms. Ulrich’s continued service with us. We believe that, at this stage in our growth, time‑based equity awards align the interests of our named executive officers with the long‑term interests of our stockholders and provide incentives to our named executive officers to continue to build and grow the Company, to enhance stockholder value and to attract and retain our executives.

None of the equity awards granted to Mr. Bixby and Ms. Gokhale in 2015 vested pursuant to their terms because neither was employed by us on the first respective annual vesting date. However, Mr. Bixby received certain vesting acceleration benefits in connection with his resignation from the Company, which are more fully described below under “Potential Payments Upon Termination or Change in Control-Severance and Change in Control Agreements.”
Other Benefits
Our named executive officers are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the United States. We provide employee benefits to all eligible employees in the United States, including our named executive officers, which our Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan with a corporate match, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs. At this time, we do not provide any other special plans or programs for our named executive officers. Employee benefits and perquisites are reviewed from time to time to ensure that benefit levels remain competitive for the Company as a whole, including for our named executive officers. We do not offer special or extraordinary perquisites to our named executive officers.
Other Executive Compensation Matters
Equity Grant Policy
Equity awards granted to our employees, including named executive officers, are generally approved on a monthly basis by our Compensation Committee or delegates thereof. For newly-hired executive officers, grants of equity awards are generally effective on the first business day of the month following the date on which the executive officer commenced employment with us. For existing executive officers, grants of equity awards are generally effective on the first business day of the month following the date on which the Compensation Committee determined to make the award. The purchase or equity exercise price of all equity awards is based on the closing price of our common stock on that first business day of the month.
Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the Company’s chief executive officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer.  Certain compensation paid during a transition period following our initial public offering, or paid after the transition period pursuant to certain equity awards granted during the transition period, will be exempt from the deduction limitation under Section 162(m) of the Code.   In addition, compensation that constitutes qualified performance-based compensation is not subject to the deduction limitation if certain requirements are met.  The Company may structure and administer its Amended and Restated 2012 Plan in a manner intended to comply with the performance-based compensation exception to Section 162(m).  Nevertheless, there can be no assurance that compensation attributable to awards granted under the Amended and Restated 2012 Plan will be treated as qualified performance-based compensation under Section 162(m).  In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

Accounting for Executive Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, formerly known as SFAS 123(R), for our stock‑based awards. ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options and restricted stock unit awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock‑based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the option or other award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
Compensation Risk Assessment
Our Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, our Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our named executive officers to take risks that could have a material adverse effect on us in the future.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to each of our named executive officers during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Jonathan Oringer	2015	1	—	—	—	—	192(4)	193
Chief Executive Officer	2014	86,538(5)	—	5,870,000	21,630,000	—	421(4)	27,586,959
	2013	250,000	—	—	—	—	—	250,000

Steven Berns(6)	2015	144,231	200,000(7)	1,193,200	1,523,000	—	190,925(8)	3,251,356
Chief Financial Officer

Catherine Ulrich	2015	324,423	—	2,342,320	1,185,000	140,000(9)	7,950	3,999,693
Chief Product Officer

Anshu Aggarwal (10)	2015	76,154	—	1,303,650	891,000	—	2,285	2,273,089
Chief Technology Officer

Peter Phelan(11)	2015	26,923	—	728,400	471,750	—	—	1,227,073
Former Chief People Officer

Timothy E. Bixby(12)	2015	354,615	—	1,170,200(13)	—	—	368,177(14)	2,424,792
Former Chief Financial	2014	361,923	—	1,472,550	—	247,350(15)	7,800	2,089,623
Officer	2013	350,962	—	—	—	287,375(16)	7,650	645,987

Aditi Gokhale(17)	2015	238,462		3,004,260(18)			157,941(19)	3,400,663
Former Chief Marketing Officer
_______________________________________________________________________________

(1)
Amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our audited consolidated financial statements included in our 2015 Form 10‑K. See also our discussion in our 2015 Form 10‑K of equity‑based compensation under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Equity‑Based Compensation.”

(2)
Represents amounts earned pursuant to our Short‑Term Incentive Plan for services in 2015, 2014 and 2013, which amounts were paid in 2016, 2015 and 2014, respectively. All of our named executive officers, other than Mr. Oringer, are generally eligible to receive cash bonuses under our Short‑Term Incentive Plan, which individual bonus amounts are based on a formula determined by taking each person’s annual base compensation, multiplied by a target bonus percentage, multiplied by such person’s individual performance score expressed as a percentage, multiplied by the Company’s performance score expressed as a percentage. See “2015 Annual Incentive Compensation for Other Named Executive Officers” for further information on our Short Term Incentive Plan.

(3)	Except as otherwise noted, comprised of a Company match of 401(k) plan contributions paid in 2016, 2015 and 2014 for 2015, 2014 and 2013, respectively.

(4)	Consists of a group term life insurance premium paid by the Company.

(5)	This amount reflects the actual salary paid to Mr. Oringer during 2014 taking into account the reduction of his annual base salary to $1 per year, effective as of April 24, 2014.

(6)	Mr. Berns’ employment as our Chief Financial Officer commenced on September 21, 2015. Prior to joining the Company as Chief Financial Officer, Mr. Berns was a member of our Board.

(7)
The 2015 amount for Mr. Berns was paid in 2016 and was a guaranteed minimum bonus award made outside of our Short-Term Incentive Plan, as set forth in the table above, in accordance with the terms of the employment agreement we entered into with Mr. Berns in August 2015.

(8)
Consists of $43,555 of cash payments paid and $146,570 of stock awards in the form of RSUs awarded to Mr. Berns in connection with his service on our Board prior to his appointment as our Chief Financial Officer in September 2015.

(9)
The 2015 amount for Ms. Ulrich was paid in 2016 and calculated based on her target bonus amount (as a percentage of base salary) of 50%. The actual 2015 performance‑based bonus amount paid to Ms. Ulrich reflects achievement of 68% of our corporate objectives, and achievement of 100% of Ms. Ulrich’s individual performance objectives. The Compensation Committee then exercised upward discretion to increase Ms. Ulrich's bonus amount.

(10)	Mr. Aggarwal’s employment as our Chief Technology Officer commenced on October 19, 2015.

(11)	Mr. Phelan’s employment as our Chief People Officer commenced on November 30, 2015 and ended on March 25, 2016.

(12)	Mr. Bixby resigned as Chief Financial Officer effective as of the close of business on September 20, 2015 but remained an employee until the close of business on November 9, 2015.

(13)
In connection with Mr. Bixby’s resignation as Chief Financial Officer, certain of Mr. Bixby’s stock awards granted in 2015 became subject to accelerated vesting. For additional information on the treatment of Mr. Bixby’s equity awards, please see the discussion below under the section entitled “Potential Payments Upon Termination or Change in Control.”

(14)
Mr. Bixby’s other compensation includes an aggregate of $368,177 in severance, pro-rata bonus and COBRA reimbursement received in connection with his resignation. See the discussion below under the section entitled “Potential Payments Upon Termination or Change in Control” for additional information on the payment of severance to Mr. Bixby.

(15)
The 2014 amount for Mr. Bixby was paid in 2015 and calculated based on his target bonus amount (as a percentage of base salary) of 68%. The actual 2014 performance‑based bonus amount paid to Mr. Bixby reflects achievement of 97% of our corporate objectives and achievement of 100% of Mr. Bixby’s individual performance objectives.

(16)
The 2013 amount for Mr. Bixby was paid in 2014 and calculated based on target bonus amount (as a percentage of base salary) of 68%. The actual 2013 performance‑based bonus amounts paid to Mr. Bixby reflect achievement of 110% of our corporate objectives and 110% of each of Mr. Bixby’s individual performance objectives.

(17)	Ms. Gokhale resigned as our Chief Marketing Officer effective as of the close of business on November 13, 2015.

(18)
Ms. Gokhale was awarded 42,000 RSUs in 2015, none of which had vested and all of which were forfeited as of her resignation date. Amounts reported represent the grant date fair value computed in accordance with ASC Topic 718.

(19)
Ms. Gokhale’s other compensation includes an aggregate of $157,941 in severance, accrued but unpaid PTO and COBRA reimbursement received in connection with her resignation. See discussion below under the section entitled “Potential Payments Upon Termination or Change in Control” for additional information on payments made to Ms. Gokhale in connection with her resignation.

Grants of Plan-Based Awards in Fiscal 2015
The following table shows for the fiscal year ended December 31, 2015, certain information regarding grants of plan-based awards to the named executive officers:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) Target	Estimated Future Payouts Under Equity Incentive Plan Awards (#) Target	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Jonathan Oringer	—	—	—	—	—	—	—	—

Steven Berns	6/11/15	6/11/15	—	—	2,328(3)	—	—	146,571
	10/1/15	8/3/15	—	—	40,000(4)	100,000	29.83	2,716,200

Catherine Ulrich	—	—	175,000(5)	—	—	—	—	—
	1/12/15	1/12/15	—	—	8,000(6)	—	—	493,120
	1/12/15	1/12/15	—	—	30,000(7)	—	—	1,849,200
	10/1/15	9/28/15	—	—	—	75,000(8)	29.83	1,185,000

Anshu Aggarwal	11/2/15	9/14/15	—	—	45,000(9)	60,000(10)	28.97	2,194,650

Peter Phelan	12/1/15	11/9/15	—	—	20,000(11)	25,000(12)	36.42	1,200,150

Timothy E. Bixby	—	—	272,000(13)	—	—	—	—	—
	3/4/15	3/4/15	—	—	20,000(14)	—	—	1,170,200

Aditi Gokhale	4/13/15	3/4/15	—	—	42,000(15)	—	—	3,004,260

(1)	Represents an RSU award granted to the named executive officer.

(2)
Amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our audited consolidated financial statements included in our 2015 Form 10-K. See also our discussion in our 2015 Form 10‑K of equity‑based compensation under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Equity‑Based Compensation.”

(3)
Mr. Berns was granted 2,328 RSUs in connection with his service on our Board and prior to his appointment as our Chief Financial Officer under our non‑employee director compensation policy. These RSUs are scheduled to vest in full on the earlier of (i) June 11, 2016 and (ii) the date immediately preceding the date of our 2016 Annual Meeting.

(4)	These RSUs are scheduled to vest in four equal annual installments beginning October 1, 2016.

(5)
Represents possible payout pursuant to the 2015 Short Term Incentive Program. Ms. Ulrich’s 2015 performance based target bonus amount (as a percentage of annual base salary) was 50%. Ms. Ulrich’s bonus approved for 2015 did not contain any threshold or maximum value. For a more detailed discussion of Ms. Ulrich’s 2015 performance based target bonus amounts, see the section above titled “2015 Annual Incentive Compensation for Other Named Executive Officers.”

(6)	These RSUs are scheduled to vest in three equal annual installments beginning January 12, 2016.

(7)	These RSUs are scheduled to vest in four equal annual installments beginning January 12, 2016.

(8)	This option is scheduled to vest in six equal annual installments beginning October 1, 2016.

(9)	These RSUs are scheduled to vest in four equal annual installments beginning November 2, 2016.

(10)	This option is scheduled to vest in four equal annual installments beginning November 2, 2016.

(11)
These RSUs were scheduled to vest in four equal annual installments beginning December 1, 2016. As a result of Mr. Phelan’s separation from the Company on March 25, 2016, these RSUs have been forfeited.

(12)
The option was scheduled to vest in four equal annual installments beginning December 1, 2016. As a result of Mr. Phelan’s separation from the Company on March 25, 2016, this option has been forfeited.

(13)
Represents possible payout pursuant to the 2015 Short‑Term Incentive Program. Mr. Bixby’s 2015 performance‑based target bonus amount (as a percentage of annual base salary) was 68%. Mr. Bixby’s bonus approved for 2015 did not contain any threshold or maximum value. For a more detailed discussion of Mr. Bixby’s 2015 performance‑based target bonus amounts, see the section above titled “2015 Annual Incentive Compensation for Other Named Executive Officers.”

(14)
These RSUs were scheduled to vest in three equal annual installments beginning March 4, 2016. As a result of Mr. Bixby's resignation, Mr. Bixby automatically vested in 6,600 of these RSUs on November 9, 2015.

(15)	These RSUs were scheduled to vest in three equal annual installments beginning April 13, 2016. As a result of Ms. Gokhale's resignation, these RSUs have been forfeited.

Description of Compensation Arrangements
Employment Agreements
The following is a summary of the employment agreements with our named executive officers as currently in effect or, in the case of Mr. Bixby, Ms. Gokhale and Mr. Phelan, as were in effect during 2015.
Jonathan Oringer. We entered into an employment agreement with Jonathan Oringer, our Chief Executive Officer, on September 24, 2012. The employment agreement has no specific term and reflects our at‑will employment arrangement with Mr. Oringer. In connection with certain equity grants made to Mr. Oringer on April 24, 2014, Mr. Oringer’s annual base salary was reduced from $250,000 to $1, effective as of April 24, 2014. Mr. Oringer is also eligible to receive benefits that are substantially similar to those of our other executive officers. Mr. Oringer is not currently eligible for an annual cash bonus, as described above in the section entitled “2015 Chief Executive Officer Compensation.” Mr. Oringer is subject to certain restrictive covenants as set forth in his CIC Agreement (as defined below), as discussed below under “Potential Payments Upon Termination or Change in Control-Severance and Change in Control Agreements.”
Steven Berns. We entered into an employment agreement with Steven Berns, our Chief Financial Officer, on August 5, 2015, for employment commencing September 21, 2015. The employment agreement has no specific term and reflects our at‑will employment arrangement with Mr. Berns. Under this agreement, Mr. Berns’ annual base salary is $500,000, and starting in 2016, he is eligible for an annual cash bonus at a target of 80% of his annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Mr. Berns’ annual bonus amount applicable to the 2015 fiscal year was a guaranteed minimum amount equal to $200,000. Mr. Berns is also eligible to receive benefits that are substantially similar to those of our other executive officers. Mr. Berns is subject to certain restrictive covenants, including non-competition and non‑solicitation of employees and customers for a period of one year following termination of his employment.
Catherine Ulrich. We entered into an employment agreement with Catherine Ulrich, our Chief Product Officer, on October 22, 2014. The employment agreement has no specific term and reflects our at‑will employment arrangement with Ms. Ulrich. Under this agreement, Ms. Ulrich’s current annual base salary is $350,000 and she is eligible for an annual cash bonus at a target of 50% of her annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Ms. Ulrich is also eligible to receive benefits that are substantially similar to those of our other executive officers. Ms. Ulrich is subject to certain restrictive covenants, including non-competition and non‑solicitation of employees and customers for a period of one year following termination of her employment.
Anshu Aggarwal. We entered into an employment agreement with Anshu Aggarwal, our Chief Technology Officer, on September 15, 2015. The employment agreement has no specific term and reflects our at‑will employment arrangement with Mr. Aggarwal. Under this agreement, Mr. Aggarwal’s annual base salary is $360,000 and, starting in 2016, he is eligible for an annual cash bonus at a target of 50% of his annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Mr. Aggarwal is also eligible to receive benefits that are substantially similar to those of our other executive officers. Mr. Aggarwal is subject to certain restrictive covenants, including non-competition and non‑solicitation of employees and customers for a period of one year following termination of his employment.
Peter Phelan. We entered into an employment offer letter with Peter Phelan, our former Chief People Officer, on November 11, 2015. The offer letter had no specific term and reflected our at‑will employment arrangement with Mr. Phelan. Under this offer letter, Mr. Phelan’s annual base salary was $280,000 and, starting in 2016, he was eligible for an annual cash bonus at a target of 40% of his annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Mr. Phelan was also eligible to receive benefits substantially similar to those of our other executive officers. Mr. Phelan’s employment with the Company ended on March 25, 2016. Mr. Phelan remains subject to certain restrictive covenants, including non-competition and non‑solicitation of employees and customers until March 25, 2017.
Timothy E. Bixby. We entered into an employment agreement with Timothy E. Bixby, our former Chief Financial Officer, on May 16, 2011. Mr. Bixby resigned as our Chief Financial Officer effective as of the close of business on September 20, 2015 but remained an employee until the close of business on November 9, 2015. The employment agreement had no specific term and reflected our at‑will employment arrangement with Mr. Bixby. Under this agreement, Mr. Bixby’s annual base salary was $400,000 and he was eligible for an annual cash bonus at a target of 68% of his annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Mr. Bixby was also eligible to receive benefits substantially similar to those of our other executive officers. Mr. Bixby remains subject to certain restrictive covenants, including non‑solicitation and non‑competition, until March 1, 2017.

Aditi Gokhale. We entered into an employment agreement with Aditi Gokhale, our former Chief Marketing Officer, on April 13, 2015. Ms. Gokhale resigned as our Chief Marketing Officer effective as of the close of business on November 13, 2015. The employment agreement had no specific term and reflected our at‑will employment arrangement with Ms. Gokhale. Under this agreement, Ms. Gokhale’s annual base salary was $400,000 and, starting in 2016, she was eligible for an annual cash bonus at a target of 50% of her annual base salary, based upon achievement of individual and company performance‑based objectives established by our Compensation Committee. Ms. Gokhale’s annual bonus amount applicable to the 2015 fiscal year was a guaranteed amount equal to $200,000, which was forfeited by Ms. Gokhale as a result of her resignation in November 2015. Ms. Gokhale was also eligible to receive benefits substantially similar to those of our other executive officers. Ms. Gokhale remains subject to certain restrictive covenants, including non‑solicitation and non‑competition, until November 13, 2016.
Short‑Term Incentive Plan
In May 2012, prior to our initial public offering, the Board approved the Short‑Term Incentive Plan. The purpose of the Short‑Term Incentive Plan is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals, with the intention that the incentives paid thereunder to certain executive officers of the Company could be deductible during the applicable transition period under Section 162(m) of the Internal Revenue Code. The Short‑Term Incentive Plan is administered by our Compensation Committee, which has the discretionary authority to interpret the provisions of the Short‑Term Incentive Plan, including all decisions on eligibility to participate, the establishment of performance goals, the amount of awards payable under the plan and the payment of awards.
Starting in 2013, our Compensation Committee established cash bonus targets and corporate performance metrics for a specific performance period (not to exceed 36 months) or fiscal year pursuant to the Short‑Term Incentive Plan. Corporate performance goals may be based on one or more of the following criteria, as determined by our Compensation Committee: (i) pre‑tax income or after‑tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, stock‑based compensation expense, depreciation and/or amortization; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) capital expenditures, cost targets, reductions and savings and expense management; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to participants who are not subject to the limitations of Section 162(m) of the Internal Revenue Code or awards to participants that are not intended to comply with the requirements of Section 162(m) of the Internal Revenue Code may, in either case, take into account other factors (including subjective factors). Performance goals may differ from participant to participant, performance period to performance period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre‑tax or after‑tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis. Our Compensation Committee establishes corporate performance metrics that are both aggressive and obtainable, with the expectation that the executive officers’ performance at expected levels will provide the opportunity to achieve a meaningful number of the corporate goals and objectives. Following the end of the performance period, our Compensation Committee approves the achievement of the corporate performance metrics and authorizes the funding of the cash bonuses for that period. Under the Short‑Term Incentive Plan, the maximum award that can be paid to a participant during any performance period is $2,000,000. The total awards under the Short‑Term Incentive Plan may not exceed $10,000,000 during any calendar year or $30,000,000 during the applicable transition period.
Bonuses under the Short‑Term Incentive Plan are based on the achievement of the performance targets established by our Compensation Committee, which generally do not include minimum payout thresholds or maximum payouts other than the limits described above. Our Compensation Committee retains discretion to increase or decrease the bonus amount paid to any employee or executive, regardless of that person’s target bonus or specific corporate performance metrics. Bonuses are paid in cash after the end of the performance period in which they were earned. Individual bonus payments are based on a formula determined by taking each person’s base compensation, multiplied by a target bonus percentage, multiplied by an individual achievement score, expressed as a percentage, multiplied by the Company achievement score, expressed as a percentage, with discretion for rounding. Individual bonus payments are generally prorated for the portion of the year during which the executive was employed by us for those executives who were not employed by us for the entire year.
2015 Equity Awards
All of the 2015 equity awards disclosed in the Grants of Plan‑Based Awards table were issued under the 2012 Plan. Subject to the terms of the 2012 Plan and the equity award agreements issued in connection with these grants, all of the equity awards granted to our current named executive officers in 2015 vest in equal annual installments over a four‑year period, subject to each named executive officer’s continued employment, with the exception of Ms. Ulrich whose stock options granted in 2015 vest annually over a six-year period.
In connection with Mr. Bixby’s resignation, we accelerated the vesting of the portion of Mr. Bixby’s outstanding equity awards, including his stock option awards granted on each of June 13, 2011 and December 20, 2011 and his RSU awards granted on each of March 3, 2014 and March 4, 2015, that otherwise would have vested had he remained employed for twelve months following his November 9, 2015 departure date.
2012 Omnibus Equity Incentive Plan
The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. For a discussion of the 2012 Plan, see “Proposal Three - Amendment and Restatement of 2012 Omnibus Equity Incentive Plan.”
Severance and Change in Control Agreements
As described below under “Severance and Change in Control Agreements,” our Board has approved severance and/or change in control provisions in each of our named executive officers’ employment-related agreements, which are described below under the heading “Potential Payments Upon Termination or Change of Control-Severance and Change in Control Agreements.”
401(k) Plan
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax‑qualified plan under Section 401(a) of the Internal Revenue Code. The 401(k) plan provides that each participant may contribute up to the statutory limit, which was $18,000 for calendar year 2015 and $17,500 for calendar years 2014 and 2013. Participants that are 50 years or older can also make “catch‑up” contributions, which in calendar year 2015 was up to an additional $6,000 above the statutory limit. The 401(k) plan also provides for an annual discretionary employer matching contribution for each participant not to exceed 3% of such participant’s annual base salary per year. This matching contribution is contingent upon the participant being employed by the Company on the last day of the applicable calendar year and is paid in the first quarter of the following calendar year. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) plan’s trustee.
Additional Benefits
The named executive officers are eligible to participate in our other benefit plans generally available to all employees, as described above under “Other Benefits.”

Outstanding Equity Awards at Fiscal Year-End
The following table shows all outstanding equity awards held by each of the named executive officers at December 31, 2015:

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jonathan Oringer	—	—	—	500,000(2)	80.94	4/24/2024	—	—	100,000(3)	3,234,000

Steven Berns	13,750	13,750	1,250(4)	—	17.50	3/31/2021	2,328(5)	75,288	—	—
	—	—	100,000(6)	—	29.83	10/1/2025	40,000(7)	1,293,600	—	—

Catherine Ulrich	—	—	75,000(8)	—	29.83	10/1/2025	8,000(9)	258,720	—	—
	—	—	—	—	—		30,000(10)	970,200	—	—

Anshu Aggarwal	—	—	60,000(11)	—	28.97	11/2/2025	45,000(12)	1,455,300	—	—

Peter Phelan	—	—	25,000(13)	—	36.42	12/1/2025	20,000(14)	646,800	—	—

Timothy E. Bixby		173,750(15)	—	—	15.00	5/9/2017	—	—	—	—
		41,666(15)	—	—	17.00	5/9/2017	—	—	—	—

Aditi Gokhale (16)		—	—	—	—	—	—	—	—	—
_______________________________________________________________________________

(1)	Assumes a price per share of our common stock of $32.34, which represents the closing price per share of our common stock on the NYSE on December 31, 2015.

(2)
Mr. Oringer received a grant of 500,000 stock options on April 24, 2014, which is scheduled to vest in full on the fifth anniversary of the date of grant; provided, however, that the option will not be exercisable, in whole or part, unless and until the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024 (the expiration date of the stock options), inclusive.

(3)
Mr. Oringer received a grant of 100,000 RSUs on April 24, 2014, which is scheduled to vest upon the satisfaction of both of the following requirements: (x) his continued service until the five year anniversary of the date of grant and (y) the average closing price for the Company’s common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024, inclusive.

(4)
The option, granted in connection with Mr. Berns’ service on our Board, vested as to 25% of the shares on March 15, 2013, and is scheduled to vest as to 6.25% at the end of each quarterly period thereafter such that the option will be fully vested on March 15, 2017.

(5)	The RSU is scheduled to vest in full on the earlier of (i) June 11, 2016 and (ii) the date immediately preceding the date of our 2016 Annual Meeting.

(6)	The option is scheduled to vest in four equal annual installments beginning October 1, 2016.

(7)	The RSU is scheduled to vest in four equal annual installments beginning October 1, 2016.

(8)	The option is scheduled to vest in six equal annual installments beginning October 1, 2016.

(9)	The RSU is scheduled to vest in three equal annual installments beginning January 12, 2016.

(10)	The RSU is scheduled to vest in four equal annual installments beginning January 12, 2016.

(11)	The option is scheduled to vest in four equal annual installments beginning November 2, 2016.

(12)	The RSU is scheduled to vest in four equal annual installments beginning November 2, 2016.

(13)
The option was scheduled to vest in four equal annual installments beginning December 1, 2016. As a result of Mr. Phelan’s separation from the Company on March 25, 2016, this option has been forfeited.

(14)	The RSU was scheduled to vest in four equal annual installments beginning December 1, 2016. As a result of Mr. Phelan’s separation from the Company on March 25, 2016, this RSU has been forfeited.

(15)	Pursuant to the Severance and Release Agreement between the Company and Mr. Bixby, Mr. Bixby has until May 9, 2017 to exercise any outstanding options.

(16)	In connection with her resignation from the Company, Ms. Gokhale forfeited any outstanding, unvested RSUs.

Option Exercises and Stock Vested in Fiscal 2015
The following table shows for the fiscal year ended December 31, 2015, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jonathan Oringer	—	—	—	—
Steven Berns	—	—	1,993(3)	125,559
Catherine Ulrich	—	—	—	—
Anshu Aggarwal	—	—	—	—
Peter Phelan	—	—	—	—
Timothy E. Bixby	—	—	16,500(4)	723,113
Aditi Gokhale	—	—	—	—

(1)
The amount shown in this column does not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options. The amount shown represents the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on the NYSE on the applicable vesting date.

(3)
Represents vesting of RSUs received by Mr. Berns in connection with his prior service on our Board. Mr. Berns resigned from our Board on August 3, 2015 and became our Chief Financial Officer on September 21, 2015.

(4)
Includes 11,550 shares received by Mr. Bixby in connection with the accelerated vesting of a portion of his RSUs upon Mr. Bixby’s termination of service with the Company. See discussion below under the section entitled “Potential Payments Upon Termination or Change in Control” for additional information on Mr. Bixby’s severance.

Pension Benefits
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or deferred compensation plans or arrangements for our named executive officers.

Potential Payments Upon Termination or Change in Control
We have entered into agreements that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of employment or a change in control of the Company, or CIC. For a more detailed discussion of these agreements, see the section above titled “Employment Agreements” and the section below titled “Severance and Change in Control Agreements.” The table below reflects the amount of compensation and benefits payable to each of Messrs. Oringer, Berns, and Aggarwal and Ms. Ulrich, the named executive officers who were employed by us on December 31, 2015, under his or her respective employment agreement and/or CIC Agreement (as defined below), as applicable, in the event of each scenario listed in the table below. The amounts shown in the table below assume that the triggering event occurred on December 31, 2015. Each of Mr. Bixby and Ms. Gokhale resigned from the Company in fiscal 2015, and Mr. Phelan's employment with the Company ended on March 25, 2016. Therefore, potential payments to Messrs. Bixby and Phelan and Ms. Gokhale upon termination or change in control are not set forth in tabular form below. Instead, actual payments made to each of Messrs. Bixby and Phelan and Ms. Gokhale in connection with them no longer providing services to the Company are described separately below.
Regardless of the reason for a named executive officer’s termination of employment, he or she may be entitled to receive amounts earned during the term of employment. Such amounts include, through the date of termination:

•	earned but unpaid salary;

•	benefits (including accrued vacation);

•	unreimbursed business expenses; and

•	the ability to exercise vested stock options for a limited period of time.
The amounts in the table below were calculated using the following assumptions:

•	the tables do not include the value of vested but unexercised stock options and vested restricted stock units as of December 31, 2015;

•
benefit continuation expense was calculated using the Company’s costs for medical, dental, and life insurance coverage for each named executive officer as in effect on December 31, 2015, except where otherwise specified; and

•
performance equity that did not meet specific performance requirements was forfeited upon termination or would otherwise not reach the applicable performance hurdles during a specified period following termination of employment to the extent that any such performance restricted stock units could be earned during such period pursuant to a named executive officer’s employment agreement.

Because the payments to be made to the named executive officers depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can be determined only at the time of his or her actual separation from the Company.

Scenario	Description
Without cause/for good reason (CIC)
Termination by the Company without cause on, or within one or two years, as applicable, following, a change in control/termination by the executive for good reason on, or within one or two years, as applicable, following, a change in control

Without cause/for good reason (no CIC)	Termination by the Company without cause/termination by the executive for good reason not in connection with a change in control
Death or disability	Termination upon death or disability
For cause/other than good reason	Termination by the Company for cause/resignation by the executive other than for good reason

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)	Accrued Vacation	Acceleration of Equity Awards ($)(1)	Continued Participation in Medical & Dental Benefit Plans ($)	Outplacement Benefits ($)	Total ($)
Jonathan Oringer
Without cause/for good reason (CIC)	—	—	—	3,234,000	8,314	5,000	3,247,314
Without cause (no CIC)	—	—		—	8,314	5,000	13,314
Death or disability	—	—	—	—	—	—	—
For cause/other than good reason	—	—	—	—	—	—	—
Steven Berns
Without cause/for good reason (CIC)	500,000	200,000	6,849	1,864,475	24,919	5,000	2,601,243
Without cause/for good reason (no CIC)	500,000	200,000	6,849	536,525	24,919	5,000	1,273,293
Death or disability	—	—	6,849	—	—	—	—
For cause/other than good reason	—	—	6,849	—	—	—	—
Catherine Ulrich
Without cause/for good reason (CIC)	175,000	175,000	4,795	432,303	—	—	787,098
Without cause (no CIC)	175,000	175,000	4,795	327,928	—	—	682,723
Death or disability	—	—	4,795		—	—	—
For cause/other than good reason	—	—	4,795	—	—	—	—
Anshu Aggarwal
Without cause/for good reason (CIC)	180,000	—	3,452	442,875	—	5,000	631,327
Without cause (no CIC)	180,000	—	3,452	—	—	5,000	188,452
Death or disability	—	—	3,452	—	—	—	—
For cause/other than good reason	—	—	3,452	—	—	—	—
_______________________________________________________________________________

(1)
Represents the value of unvested equity awards, based on the closing market price of our common stock of $32.34 per share on December 31, 2015, that would vest on an accelerated basis upon the occurrence of certain events. For Mr. Oringer, includes acceleration of vesting for performance-based RSUs assuming target performance was achieved on the assumed date of termination on December 31, 2015 and does not include any amount for acceleration of vesting of performance-based stock options because the exercise price of such stock options was greater than the closing market price of our common stock on December 31, 2015.

Severance and Change in Control Agreements
The Board approved severance and change in control agreements, or CIC Agreements, or employment agreements containing CIC provisions, for each of our executive officers, the specific terms of which are discussed below.
Pursuant to the CIC Agreement with Mr. Oringer, if we terminate Mr. Oringer’s employment with the Company for a reason other than cause (as defined in the CIC Agreement) or Mr. Oringer’s death or disability (as defined in the CIC Agreement) at any time other than during the twenty‑four month period immediately following a change of control (as defined in his CIC Agreement), then Mr. Oringer will receive the following severance benefits from the Company: (i) severance in an amount equal to twelve months of his then current base salary, which will be paid in three equal installments on each of the following dates: (x) his termination of employment, (y) the six month anniversary of his termination and (z) the one‑year anniversary of his termination of employment; (ii) a lump sum payment of a pro rata bonus at 100% of the then current target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Oringer and his eligible dependents for up to twelve months; (iv) accelerated vesting of the then‑unvested portion of all of Mr. Oringer’s outstanding equity awards as if he had remained employed for twelve months following his termination of employment; (v) the post‑termination exercise period for the outstanding vested options will be extended to 18 months following his termination of employment; (vi) outplacement benefits for six months following termination of employment, up to a maximum of $5,000; (vii) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Oringer under any Company‑provided plans, policies and arrangements; and (viii) such other compensation or benefits as may be required by law.
Pursuant to the Employment Agreement with Mr. Berns, if we (x) we terminate Mr. Berns’ employment with the Company for a reason other than cause (as defined in his Employment Agreement) or his death or disability (as defined in his Employment Agreement, or (y) he resigns for good reason (as defined in his Employment Agreement) at any time other than during the twenty‑four month period immediately following a change of control (as defined in his Employment Agreement), then Mr. Berns will receive the following severance benefits from the Company: (i) severance in an amount equal to twelve months of his base salary, which will be paid in accordance with the Company’s regular payroll procedures; (ii) a lump sum payment of a pro rata bonus at 100% of target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to twelve months; (iv) accelerated vesting of the then‑unvested portion of all his outstanding equity awards as if he had remained employed for twelve months following his termination of employment; (v) outplacement benefits for six months following termination of employment, up to a maximum of $5,000; (vi) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to such executive under any Company‑provided plans, policies and arrangements; and (vii) such other compensation or benefits as may be required by law.
If during the twenty‑four month period immediately following a change of control, (x)  Mr. Oringer’s or Mr. Berns’ employment with the Company is terminated by us for a reason other than cause or his death or disability, or (y) Mr. Oringer or Mr. Berns resigns from his employment for good reason, then Mr. Oringer or Mr. Berns, as the case may be, will receive the severance benefits discussed above except (i) the severance in clause (i) above shall be paid in a single lump sum following termination of employment; (ii) in lieu of the pro rata bonus described above in clause (ii) above, he will receive a lump sum severance payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment; and (iii) that vesting shall accelerate as to 100% of all outstanding equity awards.
Pursuant to the Employment Agreement with Ms. Ulrich, if we terminate Ms. Ulrich’s employment with the Company for a reason other than cause (as defined in her Employment Agreement) or Ms. Ulrich’s death or disability (as defined in her Employment Agreement) at any time other than during the twelve month period immediately following a change of control (as defined in her Employment Agreement), then Ms. Ulrich will receive the following severance benefits from the Company: (i) severance in an amount equal to six months of her base salary, which will be paid in three equal installments on each of the following dates: (x) her termination of employment, (y) the six month anniversary of her termination and (z) the one‑year anniversary of her termination of employment; (ii) a lump sum payment of a pro rata bonus at 100% of target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to COBRA for Ms. Ulrich and her eligible dependents for up to twelve months; (iv) accelerated vesting of the then‑unvested portion of all of Ms. Ulrich’s outstanding equity awards as if she had remained employed for six months following her termination of employment; (v) the post‑termination exercise period for the outstanding vested options will be extended to twelve months following her termination of employment; (vi) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Ms. Ulrich under any Company‑provided plans, policies and arrangements; and (vii) such other compensation or benefits as may be required by law.
Pursuant to the Employment Agreement with Mr. Aggarwal, if we terminate his employment with the Company for a reason other than cause (as defined in his Employment Agreement) or Mr. Aggarwal’s death or disability (as defined in his Employment Agreement) at any time other than during the twelve month period immediately following a change of control (as defined in his Employment Agreement), then he will receive the following severance benefits from the Company: (i) severance in an amount equal to six months of his base salary, which will be paid in accordance with the Company’s regular payroll procedures; (ii) a lump sum payment of a pro rata bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to COBRA for him and his eligible dependents for up to six months; (iv) if Mr. Aggarwal’s termination is at least twelve months following his start date, accelerated vesting as to 50% of the then‑unvested portion of all of Mr. Aggarwal’s outstanding equity awards as if he had remained employed for twelve months following his termination of employment; (v) outplacement benefits for six months following termination of employment, up to a maximum of $5,000; (vi) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Aggarwal under any Company‑provided plans, policies and arrangements; and (vii) such other compensation or benefits as may be required by law.
If during the twelve month period immediately following a change of control, (x) we terminate Mr. Aggarwal’s or Ms. Ulrich’s employment with the Company for a reason other than cause or his or her death or disability, or (y) Mr. Aggarwal or Ms. Ulrich resigns for good reason, then Mr. Aggarwal or Ms. Ulrich, as the case may be, will receive the severance benefits discussed above except (i) the severance in clause (i) above shall be paid in a single lump sum following termination of employment; (ii) in lieu of the pro rata bonus described above in clause (ii) above, Ms. Ulrich and Mr. Aggarwal will receive a lump sum severance payment equal to 100% of their respective full target bonus for the fiscal year in effect at the date of termination of employment; and (iii) with respect to Ms. Ulrich, accelerated vesting of the then‑unvested portion of all of Ms. Ulrich’s outstanding equity awards as if she had remained employed for twelve months following her termination of employment.
An executive’s receipt of severance payments or benefits pursuant to a severance and change in control arrangement is subject to the executive signing a separation agreement and release of claims and complying with restrictive covenants. For the named executive officers, the restrictive covenants restrict the executives during the employment period and the 12‑month period following termination of employment (a 6-month period following termination of employment with respect to Ms. Ulrich) from (i) soliciting employees or customers; (ii) competing against the Company; and (iii) disparaging the Company. The named executive officers are also restricted from disclosing confidential information at any time. Messrs. Bixby and Phelan and Ms. Gokhale must comply with the restrictive covenants set forth in their respective employment agreements (as set forth above under “Employment Agreements”) as a condition to the receipt of severance.
Timothy Bixby, Former Chief Financial Officer
On August 1, 2015, Mr. Bixby gave notice of his decision to resign from his position as our Chief Financial Officer, effective as of the close of business on September 20, 2015. Pursuant to a Severance and Release Agreement, or the Bixby Agreement, that we entered into with Mr. Bixby on October 5, 2015, Mr. Bixby agreed to remain an employee of the Company until on or around November 9, 2015, or the Bixby Separation Date. Subject to his continued service until the Bixby Separation Date and in consideration of his executing the release of claims in favor of the Company included in the Bixby Agreement, or the Bixby Release, the Bixby Agreement provided for the following benefits contingent upon the Bixby Release becoming irrevocable:

•
severance in an amount equal to $400,000, paid in three equal installments with the last payment being made in the Company’s first regular payroll following the one-year anniversary of the Bixby Separation Date;

•	the payment to Mr. Bixby of $233,249, representing a pro-rated portion of his 2015 target bonus;

•	if Mr. Bixby elected, continuation coverage pursuant to COBRA, for himself and his eligible dependents for a period of up to twelve months;

•
effective as of the Bixby Separation Date, the vesting of all of Mr. Bixby’s unvested and outstanding equity awards that would have vested through the later of (x) October 2, 2016 and (y) the twelve month anniversary of the Bixby Separation Date;

•	a post‑termination exercise period for his outstanding vested options of approximately eighteen months following the Bixby Separation Date; and

•	outplacement services at a total cost to the Company not to exceed $5,000.
Accordingly, the following equity became vested on November 9, 2015:

•	42,500 options with an exercise price of $15.00 from the 255,000 stock option award granted to Mr. Bixby on June 13, 2011;

•	8,333 options with an exercise price of $17.00 from the 50,000 stock option award granted to Mr. Bixby on December 20, 2011;

•	4,950 RSUs from the 15,000 RSU award granted to Mr. Bixby on March 13, 2014; and

•	6,600 RSUs from the 20,000 RSU award granted to Mr. Bixby on March 4, 2015.
The value of the accelerated vesting of Mr. Bixby's RSUs was $374,913 and the intrinsic value of the accelerated vesting of Mr. Bixby's options was $870,878.
Mr. Bixby elected continued coverage under COBRA, the value of which for a period of twelve months is $22,668.
Aditi Gokhale, Former Chief Marketing Officer
Ms. Gokhale resigned as our Chief Marketing Officer effective as of the close of business on November 13, 2015. Pursuant to a Mutual Separation Agreement and General Release, or the Gokhale Agreement, that we entered into with Ms. Gokhale effective as of November 3, 2015, Ms. Gokhale agreed to remain an employee of the Company until on or around November 13, 2015, or the Gokhale Separation Date. Subject to her continued service until the Gokhale Separation Date and in consideration of her executing the release of claims in favor of the Company included in the Gokhale Agreement, or the

Gokhale Release, the Gokhale Agreement provided for the following benefits contingent upon the Gokhale Release becoming irrevocable:

•	a cash payment in an amount equal to $275,000, paid in two equal installments with the last payment being made within fifteen days of the one-year anniversary of the Gokhale Separation Date;

•	continued coverage under COBRA for Ms. Gokhale and her eligible dependents for up to approximately twelve months following the Gokhale Separation Date; and

•	all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Ms. Gokhale under any Company‑provided plans, policies and arrangements.
Ms. Gokhale is receiving continued coverage under COBRA, the value of which for a period of twelve months is $22,668.
Peter Phelan, Former Chief People Officer
Pursuant to the employment offer letter entered into with Mr. Phelan, if we terminated his employment with the Company for a reason other than cause (as defined in the employment offer letter and subject to certain conditions in the offer letter), then Mr. Phelan would receive the following severance benefits from the Company: (i) severance in an amount equal to six months of such executive’s base salary, to be paid in equal monthly installments over a six-month period; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to six months; (iii) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Phelan under any Company‑provided plans, policies and arrangements and (iv) such other compensation or benefits as may be required by law.
As a result of Mr. Phelan's separation from the Company on March 25, 2016, we entered into a Mutual Separation Agreement and General Release with Mr. Phelan effective as of April 15, 2016. Subject to and in consideration of Mr. Phelan executing the release of claims in favor of the Company, the Company agreed to provide the following benefits to Mr. Phelan:

•	a cash payment in an amount equal to $140,000, paid in equal monthly installments over a period of six months;

•	reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Phelan and his eligible dependents for up to approximately six months following his separation date; and

•	all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Phelan under any Company‑provided plans, policies and arrangements.
Mr. Phelan is receiving continued coverage under COBRA, the value of which for a period of six months is $12,460.
Mr. Phelan's receipt of severance payments or benefits pursuant to his Mutual Separation Agreement and General Release is also subject to Mr. Phelan's compliance with certain with restrictive covenants. In accordance with his employment offer letter, for the 12‑month period following termination of his employment, Mr. Phelan is restricted from (i) soliciting employees or customers; (ii) competing against the Company; and (iii) disparaging the Company. Mr. Phelan is also restricted from disclosing confidential information at any time.

Non‑Employee Director Compensation
The following table sets forth the compensation received in 2015 by each director (other than Mr. Oringer, whose compensation is set forth under the Summary Compensation Table above and who does not receive additional compensation as a result of his service on our Board) who served as a director during 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Steven Berns(3)	44,355	146,570	190,925
Jeff Epstein(4)	67,500	146,570	214,070
Thomas R. Evans(5)	70,000	146,570	216,570
Paul J. Hennessy(6)	45,041	146,570	191,611
Jeffrey Lieberman(7)	50,000	146,570	196,570
Jonathan Miller(8)	46,507	146,570	193,077
(1) Represents the cash portion of the annual retainers for Board service and service as committee chairpersons and meeting attendance fees earned by each individual.
(2) On June 11, 2015, each of Messrs. Berns, Epstein, Evans, Hennessy, Lieberman and Miller received an RSU for 2,328 shares as the equity portion of compensation for his respective service on the Board and committees. The grant date fair value per share for these awards as determined under ASC Topic 718 was $62.96 per share, which was the closing price of our common stock on June 11, 2015.

(3) Mr. Berns resigned from our Board and all committees effective as of August 3, 2015 and became our Chief Financial Officer effective as of September 21, 2015. The Compensation Committee deemed Mr. Berns a “service provider” under the terms of the 2012 Plan such that any equity he received for his service on our Board continued to vest between August 3, 2015 and September 21, 2015 and continues to vest during the period he provides services as our Chief Financial Officer. As of December 31, 2015, the last day of fiscal 2015, in connection with his prior service on our Board, Mr. Berns held stock options to purchase 15,000 shares of common stock, of which 13,750 were vested, and held 2,328 RSUs of which none were vested. Information regarding Mr. Berns' total compensation for 2015, including in connection with his employment as our Chief Financial Officer and his earlier Board service, is detailed in the “Summary Compensation Table” above.

(4) As of December 31, 2015, the last day of fiscal 2015, Mr. Epstein held stock options to purchase 20,000 shares of common stock, of which 17,500 were vested, and held 2,328 RSUs, none of which were vested.

(5) As of December 31, 2015, the last day of fiscal 2015, Mr. Evans held stock options to purchase 20,000 shares of common stock, of which 18,750 were vested and held 2,328 RSUs, none of which were vested.

(6) As of December 31, 2015, the last day of fiscal 2015, Mr. Hennessy held 2,328 RSUs, none of which were vested.
(7) As of December 31, 2015, the last day of fiscal 2015, Mr. Lieberman held 2,328 RSUs, none of which were vested.
(8) Mr. Miller resigned from our Board and all committees on which he then served effective as of November 10, 2015. As of December 31, 2015, the last day of fiscal 2015, Mr. Miller held stock options to purchase 20,000 shares of common stock, of which 18,750 were vested. Upon his resignation, Mr. Miller's 2,328 unvested RSUs and 1,250 unvested options were canceled.

Non‑Employee Director Compensation Policy
In December 2014, our Compensation Committee recommended, and our Board approved, a revised non‑employee director compensation policy, or the director compensation policy, which establishes compensation to be paid to our non‑employee directors as an inducement to obtain and retain the services of qualified persons to serve as members of our Board. The revised director compensation policy became effective on January 1, 2015.
The goal of the director compensation policy is to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee the Company's affairs. The director compensation policy is also intended to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation. In reviewing the type and form of compensation to be paid to our non-employee directors under the director compensation policy, the Compensation Committee consulted with Aon Hewitt, its independent compensation consultant.

Under the director compensation policy that was in effect during 2015, each of our non‑employee directors receives an annual fee of $50,000. In addition, the chairman and members of our Audit, Compensation, and Nominating and Corporate Governance Committees are entitled to receive annual retainer fees payable quarterly in arrears (and prorated in the event of service less than an entire quarter) as follows:

Role	Annual Fees- Chairman ($)	Annual Fees- Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	7,500	5,000
Nominating and Corporate Governance Committee	2,500	2,500
In addition, we reimburse our non‑employee directors for reasonable travel expenses and other out‑of‑pocket costs incurred in connection with attending Board and committee meetings and fulfilling their duties as members of our Board.
Pursuant to our non‑employee director compensation policy, upon his or her initial appointment to our Board, each non‑employee director receives a prorated RSU award with a cash value equal to $150,000. These RSUs, which we refer to as the initial director grants, vest as to all such RSUs on the earlier of (i) the one‑year anniversary of the date of grant and (ii) the date immediately preceding the date of our Annual Meeting of Stockholders for the year following the year of grant for the award, subject in each case to the non‑employee director’s continued service to the Company through the vesting date.
In addition, each continuing non‑employee director automatically receives an annual equity retainer in the form of an RSU with a cash value equal to $150,000, with the grant date of such award to be the date of our Annual Meeting of Stockholders. These RSUs, which we refer to as the annual director grants, vest as to all such RSUs on the earlier of (i) the one‑year anniversary of the date of grant and (ii) the date immediately preceding the date of our Annual Meeting of Stockholders for the year following the year of grant for the award, subject in each case to the non‑employee director’s continued service to the Company through the vesting date.
The number of RSUs subject to an initial director grant or an annual director grant is determined by dividing the cash value of the award (currently $150,000 or the reduced cash value for a prorated initial award) by the average of our closing price for a share of our common stock during the 30 trading‑day period ending on the date immediately prior to the grant date, rounded down to the nearest whole number of shares. The initial director grants and the annual director grants are subject to the terms and conditions of the 2012 Plan and the terms of the RSU agreements entered into between each non‑employee director and the Company. Furthermore, the vesting for any equity awards to our non‑employee directors shall terminate, and all such awards shall become fully vested, upon a change in control of the Company.
The Company may allow non‑employee directors to elect to defer the settlement of the vested shares subject to their initial director grants or annual director grants to be issued on the earliest of (i) a fixed date in the future, (ii) the date of the non‑employee director’s separation from service and (iii) the date of a change in control of the Company.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2015 Form 10‑K.

Members of the Shutterstock, Inc. Compensation Committee
Thomas R. Evans (Chairman) Paul J. Hennessy

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2015 about the securities authorized for issuance under our 2012 Plan and our 2012 ESPP. Each of the 2012 Plan and the 2012 ESPP was adopted with the approval of our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted‑average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,588,222 (1)	$46.78 (2)	10,769,480 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,588,222 (1)	$46.78 (2)	10,769,480 (3)
(1) Consists of 1,533,749 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2012 Stock Plan and 1,054,473 shares of our common stock to be issued upon the vesting of RSUs granted under the 2012 Stock Plan.

(2) Weighted‑average exercise price relates to outstanding stock options. RSUs are deemed to have an exercise price of zero.
(3) The number of shares available for issuance under the 2012 Plan will increase automatically annually commencing January 1, 2013 by an amount equal to the lesser of 1,500,000 shares of common stock, 3% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, or such other amount as determined by the Board. On January 1, 2015, the shares available for issuance under the 2012 Plan increased by 1,068,076 shares. The number of shares available for issuance under the 2012 ESPP will increase automatically each year commencing January 1, 2013 by an amount equal to the lesser of 1,000,000 shares of common stock, 3% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or such other amount as determined by the Company's board of directors. On January 1, 2015, the shares available for issuance under the 2012 ESPP increased by 1,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Audit Committee is responsible for the review, approval, or ratification of “related‑person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. These transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Audit Committee must be informed or have knowledge of (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
Transactions with Related Persons
In addition to the director and executive officer compensation arrangements discussed above under “Information About Executive and Director Compensation,” since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a party and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements, which are described above.
Indemnification of our Directors and Officers
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director’s duty of loyalty to us or our stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2016 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
"HOUSEHOLDING" OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate set of proxy materials to you upon request to the Secretary at the address below. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials in the future or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to the Secretary, Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, or by calling us at (646) 495-9352.
PROPOSALS OF STOCKHOLDERS
We currently intend to hold our 2017 Annual Meeting in June 2017. Stockholders who intend to have a director nomination or proposal considered for inclusion in our proxy materials for presentation at the 2017 Annual Meeting must submit the director nomination or proposal to us at our principal executive offices, addressed to our Secretary, no later than December 29, 2016. Assuming that the 2017 Annual Meeting is held no more than 30 days before or after the anniversary date of the 2016 Annual Meeting, stockholders who intend to present a proposal at the 2017 Annual Meeting without inclusion of such proposal in our proxy materials are required to provide us notice of such proposal between the start of business on February 7, 2017 and the close of business on March 9, 2017. In the event that the date of the 2017 Annual Meeting is more than 30 days before or after such anniversary date, notice of any such proposal must be provided to us no later than the close of business on the later of the 90th day prior to the date of the 2017 Annual Meeting or the 10th day following the first public announcement of the date of the meeting by the Company. Additionally, stockholders must comply with other applicable requirements contained in our amended and restated bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements contained in our amended and restated bylaws and applicable laws.

By Order of the Board of Directors,

Laurie Harrison Vice President, General Counsel and Secretary
April 28, 2016

ANNEX A
SHUTTERSTOCK, INC.

AMENDED AND RESTATED 2012 OMNIBUS EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Consultants with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business. The Plan amends and restates the 2012 Omnibus Equity Incentive Plan (the “Original Plan”) that was originally adopted by the Board in May 2012 (the “Effective Date”) and which became effective on October 10, 2012 and was amended and restated by the Board on April 15, 2016.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.    Definitions. As used herein, the following definitions will apply:
(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” except as may otherwise be provided in a Stock Option Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:
(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization;
(ii)    The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section 2(f)(i));
(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any Person (as defined below in Section 2(f)(iv)) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control;
(iv)    The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:
(1)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;
(2)    a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;
(3)    the Company; and
(4)    a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or
(v)    A complete winding up, liquidation or dissolution of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(i)    “Common Stock” means the common stock of the Company.
(j)    “Company” means Shutterstock, Inc., a Delaware corporation, or any successor thereto.
(k)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity (as the terms consultant and advisor are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form).
(l)    “Director” means a member of the Board.
(m)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)    “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 13 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s shareholders.
(q)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)    For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or
(iv)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r)    “Fiscal Year” means the fiscal year of the Company.
(s)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)    “Inside Director” means a Director who is an Employee.
(u)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)    “Option” means a stock option granted pursuant to the Plan.
(x)    “Outside Director” means a Director who is not an Employee.
(y)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(z)    “Participant” means the holder of an outstanding Award.
(aa)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.
(bb)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(cc)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(dd)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ee)    “Plan” means this Amended and Restated 2012 Omnibus Equity Incentive Plan.

(ff)    “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.
(gg)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.
(hh)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(kk)    “Service Provider” means an Employee, Director or Consultant.
(ll)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(mm)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(nn)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(oo)    “Unvested Dividends” means, during the Period of Restriction, any dividends and other distributions (whether paid in cash, stock or property) declared and paid by the Company with respect to Shares of Restricted Stock.
3.    Stock Subject to the Plan.
(a)    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 6,750,000 Shares (the “Initial Share Reserve”). Approximately 1,750,000 of the Initial Share Reserve shall be used immediately following the Registration Date to grant Nonstatutory Stock Options in replacement of existing outstanding Value Appreciation Rights previously granted under the Shutterstock Images LLC Value Appreciation Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
(b)    Automatic Share Reserve Increase. Subject to the provisions of Section 13 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2013 Fiscal Year, in an amount equal to the least of (i) 1,500,000 Shares, (ii) three percent (3%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.
(c)    Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vesting), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(d)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 3 or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes;
(viii)    to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(a) of the Plan and, with respect to Incentive Stock Options, Section 6(b) of the Plan);
(ix)    to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d)    Exchange Program. Notwithstanding anything to the contrary in this Section 4, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s shareholders.
(e)    Delegation by the Board. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to Employees of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any Officer of the Company.
5.    Award Eligibility and Limitations.
(a)    Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
(b)    Award Limitations. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:
(i)    Options and Stock Appreciation Rights. Subject to adjustment as provided in Section 13, no Employee shall be granted within any Fiscal Year of the Company one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 500,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial Fiscal Year of service as an Employee, an Employee may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.
(ii)    Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 13, no Employee shall be granted within any Fiscal Year of the Company one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than 500,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial Fiscal Year of service as an Employee, an Employee may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.
(iii)    Performance Units and Performance Shares. Subject to adjustment as provided in Section 13, no Employee shall be granted within any Fiscal Year of the Company one or more awards of Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than two million dollars ($2 million) or covering more than 500,000 Shares, whichever is greater; provided, however, that in connection with an Employee’s initial Fiscal Year of service as an Employee, an Employee may be granted Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal five million dollars ($5 million) or covering up to 1,000,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.
(c)    Limit Applicable to Outside Directors. In any Fiscal Year, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as an Outside Director, including Awards granted under the Plan and cash fees paid by the Company to such Outside Director, will not exceed seven hundred and fifty thousand dollars ($750,000), calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.  The Board may make an exception to this limit for any Outside Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Outside Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.
6.    Stock Options.
(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.
(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that (A) such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised, (B) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements, and (C) accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) for Nonstatutory Stock Options, by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. Unless otherwise provided in the applicable Award Agreement, Unvested Dividends with respect to a Service Provider’s Shares of Restricted Stock shall be paid to the Service Provider only if and when such Shares become free from the restrictions on transferability and forfeitability that apply to such Shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying Shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.    Restricted Stock Units.
(a)    Grant. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.
(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)    Dividend Equivalents. The Award Agreement for Restricted Stock Units may provide a Participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or Shares and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award Agreement. No interest will be paid on Dividend Equivalents.
(e)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(f)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion and the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)    Value of Performance Units/Shares. Subject to the terms and conditions of the Plan, each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant and each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the

Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d)    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:
(i)    Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing, within the time period prescribed by, and otherwise in compliance with the requirements of Code Section 162(m), the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, and may be determined pursuant to generally accepted accounting principles (“GAAP”), non-GAAP or other basis, in each case as determined by the Committee: (i) net sales; (ii) non-sales revenue; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before taxes, interest, depreciation and/or amortization; (vi) income or earnings from continuing operations; (vii) effective tax rates; (viii) cash taxes; (ix) net income; (x) pre-tax income or after-tax income; (xi) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (xii) financing or capital transactions; (xiii) project financing; (xiv) revenue backlog; (xv) gross margin; (xvi) operating margin or profit margin; (xvii) capital expenditures, cost targets, and expense management; (xviiii) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xix) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xx) performance warranty and/or guarantee claims; (xxi) stock price or total stockholder return; (xxii) earnings or book value per share (basic or diluted); (xxiii) economic value created; (xxiv) pre-tax profit or after-tax profit; (xxv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxvi) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxvii) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxviii) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxix) objective goals relating to projects, including project completion timing milestones, project budget; (xxx) key regulatory objectives; and (xxxi) enterprise resource planning. The Committee may specify that such Performance Measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, and (vii) unusual and/or infrequent events impacting Company performance.
(ii)    Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company or individual project company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).
(e)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. Notwithstanding any provision of the Plan, with respect to any Performance Unit or Performance Share that is intended to qualify as performance-based compensation under Code Section 162(m), the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Measures except in the case of the death or disability of the Participant or a change in control of the Company.

(f)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(g)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
13.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award, the numerical Share limits and Share counting provisions in Section 3 of the Plan and the numerical sublimits in Section 4 of the Plan. Notwithstanding the forgoing, all adjustments under this Section 13 shall be made in a manner that does not result in taxation under Code Section 409A.
(b)    Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. Except as set forth in an Award Agreement, to the extent the successor corporation in a merger or Change in Control does not assume or substitute for outstanding Awards under the Plan, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
14.    Tax.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (to the extent required to avoid adverse accounting consequences), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to the extent required to avoid adverse accounting consequences or Shares having a Fair Market Value in excess of such amount that have been held for such period required to avoid adverse accounting consequences. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Except as provided in an individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.
15.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
16.    Clawback Policy. In accepting an award granted under the Plan after June 7, 2016, a Participant shall agree to be bound by any clawback policy the Company may adopt on or after such date.

17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.    Term of Plan. The Original Plan became effective the Effective Date and the Plan will continue in effect for a term of ten (10) years from the Effective Date, unless terminated earlier under Section 19 of the Plan.
19.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22.    Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

SHUTTERSTOCK, INC.
Annual Meeting of Stockholders
June 7, 2016

The undersigned stockholder of Shutterstock, Inc. (the "Company"), revoking any previous proxies related to these shares, hereby appoints Steven Berns and Laurie Harrison together, or either of them individually, as attorneys and proxies with full power of substitution to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of the Company (the "2016 Annual Meeting") to be held at the Company's principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York on Tuesday, June 7, 2016 at 10:00 a.m., local time, and at any adjournments or postponements thereof (this "Proxy"), upon matters set forth in the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement dated on or about April 28, 2016, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" ON PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2016 ANNUAL MEETING.

This Proxy is solicited on behalf of the Board of Directors.

(Continued, and to be dated and signed, on the other side)

▲ PLEASE DETACH PROXY CARD HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal One. To elect two members to our board of directors to serve as Class I directors, for a three-year term expiring in 2019.

Nominees:	FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT
01 Jonathan Oringer 02 Jeffrey Lieberman	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual, mark "**FOR ALL EXCEPT**" and write the nominee's name on the line below.

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

	FOR	AGAINST	ABSTAIN
2. Proposal Two. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐
3. Proposal Three. To approve an amendment and restatement of the 2012 Omnibus Equity Incentive Plan.	☐	☐	☐
4. Proposal Four. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

5. In their discretion to vote upon such other matters as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" ON PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
Please sign and date this Proxy below and return in the enclosed envelope.

I plan on attending the meeting ☐

Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Date ______________________________, 2016

____
(Signature)

____
(Signature of joint owner)

▲ **PLEASE DETACH PROXY CARD HERE** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.